    As filed with the Securities and Exchange Commission on August 24, 2000


                                                      Registration No. 333-30362
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                 Amendment No. 3

                                       to
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            VIANET TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------

             Nevada                             7371                           87-0434285
 (State or other jurisdiction of    (Primary standard industrial            (I.R.S. Employer
 incorporation or organization)     classification code number)           Identification No.)

                              --------------------
                           83 Mercer Street, 3rd Floor
                            New York, New York 10012
                                 (212) 219-7680
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              --------------------
                                 Peter Leighton
                      President and Chief Executive Officer
                           83 Mercer Street, 3rd Floor
                            New York, New York 10012
                                 (212) 219-7680
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:
                            Richard A. Friedman, Esq.
                         SICHENZIA, ROSS & FRIEDMAN LLP
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                                 (212) 664-1200

                              --------------------

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed           Proposed
                                                              Maximum            Maximum
           Title of Each                   Dollar            Offering           Aggregate          Amount of
         Class of Securities            Amount to be         Price Per          Offering         Registration
          to be Registered               Registered         Security(1)         Price(1)              Fee
          ----------------               ----------         -----------         --------              ---

Common Stock, $.001
  Par Value                              10,759,604.00        $ 3.06250(2)   $32,951,287.25          $ 8,699.13
Common Stock, $.001
  Par Value(3)                              664,958.00          0.01000            6,649.58                1.75
Common Stock, $.001
  Par Value(3)                              393,913.00          0.22790           89,772.77               23.70
Common Stock, $.001
  Par Value(3)                              194,683.00          0.45590           88,755.97               23.43
Common Stock, $.001
  Par Value(3)                              253,333.00          1.10000          278,666.30               73.56
Common Stock, $.001
  Par Value(3)                              253,333.00          1.37500          348,332.87               91.95
Common Stock, $.001
  Par Value(3)                              368,864.00          1.50000          553,296.00              146.07
Common Stock, $.001
  Par Value(3)                              253,334.00          1.71880          435,430.48              114.95
Common Stock, $.001
  Par Value(3)                            5,893,531.00          2.00000       11,787,062.00            3,111.78
Common Stock, $.001
  Par Value(3)                              300,000.00          2.37500          712,500.00              188.10
Common Stock, $.001
  Par Value(3)                            5,393,531.00          2.50000       13,483,827.50            3,559.73
Common Stock, $.001
  Par Value(3)                            5,843,531.00          3.00000       17,530,593.00            4,628.07
Common Stock, $.001
  Par Value(3)                              325,000.00          4.00000        1,300,000.00              343.20
Common Stock, $.001
  Par Value(3)                              375,000.00          4.50000        1,687,500.00              445.50
Common Stock, $.001
  Par Value(3)                              100,000.00          4.58000          458,000.00              120.91
Common Stock, $.001
  Par Value(3)                              189,870.00          5.00000          949,350.00              250.62
Common Stock, $.001
  Par Value(3)                                9,871.00          5.47050           53,999.30               14.25
Common Stock, $.001
  Par Value(3)                              500,000.00          6.00000        3,000,000.00              792.00
Common Stock, $.001
  Par Value(3)                               55,000.00          6.60000          363,000.00               95.83
Common Stock, $.001
  Par Value(3)                               50,000.00          7.00000          350,000.00               92.40
Common Stock, $.001
  Par Value(3)                              300,000.00          9.00000        2,700,000.00              712.80
Common Stock, $.001
  Par Value(3)                              300,000.00        $12.00000        3,600,000.00              950.40
                                         -------------                      ---------------          ----------
                                         32,777,356.00                      $ 92,728,023.02          $24,480.13
                                         =============                      ===============          ==========



(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933.

(3) Issuable upon exercise of warrants and options, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

                             ----------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Preliminary Prospectus Subject to Completion, Dated August 24, 2000


                            VIANET TECHNOLOGIES, INC.

                        10,759,604 Shares of Common Stock

                                       and

                        22,017,752 Shares of Common Stock

                            Issuable Upon Exercise of
                         Common Stock Purchase Warrants



Vianet Technologies, Inc.:                                  The Offering:

o    Vianet develops,  manufactures and sells               o    This prospectus  relates to the possible
     computer networking products, electronic                    sale,  from  time to  time,  by  certain
     communications  technologies  and  value                    stockholders, the "selling stockholders"
     added services.                                             of Vianet of up to 10,759,604 shares of
                                                                 common stock,  and 22,017,752 shares of
                                                                 common  stock  underlying  common  stock
                                                                 purchase warrants.


o    83  Mercer  Street,  3rd Floor                         o    There is no underwriter or  coordinating
     New York, New York 10012                                    broker  acting  in  connection  with the
     (212) 219-7680                                              offering of common shares by the selling
                                                                 stockholders.

o    NASD  OTC   Electronic   Bulletin  Board               o    Vianet  will not  receive  any  proceeds
     Symbol: VTNK                                                from sales by the selling  stockholders,
                                                                 except  when  warrantholders  choose  to
                                                                 exercise their  warrants,  in which case
                                                                 Vianet will receive the  exercise  price
                                                                 of   the   warrants.    See   "Plan   of
                                                                 Distribution"    for   further   details
                                                                 concerning  the  possible  sale of these
                                                                 shares.


               --------------------------------------------------
Your investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 6.
               --------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved our common stock, or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.
               --------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

The following is a summary of the more detailed information and financial statements that appear elsewhere in this prospectus. This summary is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

References in this prospectus to "Vianet," "We," "Our," and "Us," refer to Vianet Technologies, Inc., a Nevada corporation, together with its subsidiaries and their predecessors.

                            VIANET TECHNOLOGIES, INC.

Our Business

         We design and market advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

Compression Technology Products, E-Commerce and Value Added Services

         We develop and sell data compression technologies for software and hardware applications, utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression uses dramatically less bandwidth, costs less and yields higher quality Internet video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications at high speeds. Our technology will serve as the foundation for our value added services and E-commerce business.

Networking and Communications Products

         We design, manufacture and sell networking products and systems. We produce fiber optic access equipment and specialize in the application of access and exchange technologies to improve network efficiency and reliability. We focus on the commercial multimedia communications and telecommunications markets by providing equipment that interfaces carrier access and enterprise fiber optic networks. Our current product lines, including the Starpoint fiber optic multiplexer, offer communications companies high bandwidth technology to reach consumer markets more efficiently. We market these technologies to communications companies seeking to interface carrier access and enterprise fiber optic networks. In the future, we plan to integrate our proprietary technology and technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Our Market

         Our principal target markets are Internet service providers and E-commerce enterprises seeking to differentiate themselves from competitors. Consequently, we believe that our markets are inextricably tied to the progress and development of the Internet itself. Statistics indicate that this growth is currently extraordinary, and that it appears to be continuing. We believe that this tremendous growth will require a similar growth in software and hardware to support the systems used by Internet service providers, E-commerce businesses and individual end users, as well as tools to more efficiently communicate over these systems. We feel our products will fill this role for Internet service providers, E-commerce enterprises and end-users alike.

Internet , E-commerce and Value Added Services

         Our data compression technology provides the foundation for our Internet, E-commerce and value added services sales. We believe that our products, by utilizing wavelet technology, provide flexible tools for the following applications:

o        E-retail zooming;
o        real time streaming video;
o        IP video conferencing;
o        video mail;
o        image compression; and
o        multimedia communication/storage value added services.

         We also believe that these advanced differentiators have great sales potential in the burgeoning Internet, E-commerce and value added services marketplaces.

Network Access

         Our products and services provide the foundation for our network access sales. We intend to focus on Inter-networking companies seeking bandwidth expansion, high throughput communications and system expansion capability. In addition, we will continue to service public networks that require high performance operations and infrastructure expansion.

Our Market Opportunity

         As the Internet continues to develop as a communications and business tool, we believe that both business and home Internet users will adopt enhanced services that require additional bandwidth and web functionality. We intend to serve these market segments by providing networking and data compression technology, as well as value added services to provide our customers with the competitive edge they need. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

Our Growth Strategy

         Our objective is to become a leading provider of enabling technology and applications that allow customers to capitalize on the Internet's rapid growth as a commercial forum. We intend to utilize our broad market position, advanced technology, and ability to respond quickly to market changes and become a leading supplier of integrated voice, video and data communication products for network access, value-added services, and E-commerce applications.

         Our offices are located at 83 Mercer Street, New York, New York 10012; our telephone number is (212)219-7680.

The Offering
Common stock offered by the
     Selling Shareholders...........     10,759,604  shares  of  common  stock  and  22,017,752  shares  of  common  stock underlying common stock purchase warrants.

Common stock outstanding............     23,055,000 shares

Use of Proceeds.....................     Vianet will not receive any proceeds  from the sale of  securities  by the selling stockholders,  although  it could  realize  as much as  $59,776,735  if all of the common stock purchase warrants being registered hereby are exercised. The proceeds from the  exercise of the  warrants  will be used for working  capital and general corporate purposes.

Risk factors........................     Investing  in these  securities  involves  a high  degree  of risk  and  immediate substantial  dilution of your  investment.  As an investor,  you should be able to bear a complete loss of your  investment.  See "Risk  Factors" for a more detailed discussion.
NASD OTC Electronic Bulletin
     Board Symbol...................     VTNK


The 23,055,000 shares of common stock outstanding excludes:

     o 5,000,000 shares of common stock reserved for issuance pursuant to our Stock Option Plan.

     o 19,125,697 shares of common stock issuable upon the exercise of all class A, B, C and D warrants as well as Placement Agent Warrants, all of which are currently exercisable.

     o 9,316,341 shares of common stock issuable upon the exercise of additional warrants and options all of which are currently exercisable.

     o 677,316 shares of common stock issuable upon the conversion of debentures and convertible notes payable.

         Our trading symbol does not imply that a liquid and active market for our securities will be available or sustained upon completion of this offering.

                          Summary Financial Information


         The information set forth below for the year ended December 31, 1999 and for the period from March 20, 1998 (Inception) to December 31, 1998 are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement. The summary financial data set forth below for the six months ended June 30, 2000 and 1999 has been prepared from our books and records and reflects, in management's opinion, all adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows, as at the periods indicated therein. The selected interim financial data presented below do not necessarily indicate the operating results or performance of the Company for the full year.


 Statement of Operations Data:
                                            -----------------------------------        ----------------------------------
                                                                                         Six Months          Six Months
                                               March 20, 1998        Year                   Ended               Ended
                                               (Inception) to   Ended December          June 30, 1999       June 30, 2000
                                             December 31, 1998     31, 1999                       (Unaudited)
                                              ---------------   ----------------       --------------     ---------------
   Operating Revenues                           $    66,341        $   166,142            $   70,687       $    748,506
   Operating Costs and Expenses                    (558,198)       (13,629,118)             (603,736)       (11,446,938)
   Loss from Continuing Operations                 (491,857)       (13,462,976)             (533,049)       (10,698,432)
   Loss from Discontinued Operations                      -         (8,188,956)             (454,619)                 -
   Net Loss                                        (491,857)       (21,651,932)             (987,668)       (10,698,432)

 Basic and Diluted Net Loss Per Common
       Share:
   Continuing Operations                              (0.20)             (2.56)                (0.10)             (0.56)
   Discontinued Operations                                -              (1.56)                (0.08)                 -
   Net Loss                                     $     (0.20)       $     (4.12)               $(0.18)      $      (0.56)

   Weighted average common shares
       outstanding                                2,400,000          5,260,193             5,464,285         19,210,859


Balance Sheet Data:

                                                        December 31                    June 30,
                                              ---------------------------------          2000
                                                  1998                1999            (Unaudited)
                                              --------------     ---------------    ---------------
   Working capital (deficit)                   $(2,478,532)       $(5,884,666)        $ 3,085,560
   Total assets                                  2,682,799          8,937,947          13,309,943
   Convertible notes payable (non current)               -          1,125,000           1,125,000
   Shareholders' equity (deficit)                 (478,857)         1,401,359           8,967,943





                                  RISK FACTORS

         You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks that generally apply to publicly traded companies, that are not yet identified or that we currently think are immaterial, may also impair our business operations and adversely affect our business.

         If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such a case, the trading price of our common stock could decline, and you may lose all or part of you investment.

         Our Limited Operating History Makes it Difficult For You to Evaluate Our Business and Prospects

         We have only been engaged in our current and proposed business operations since March 1998. As a result, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises generally and the development, manufacture, and sale of enterprise networking products specifically. These risks, expenses and difficulties apply particularly to us because the markets for data compression technology and computer networking products are new and rapidly evolving.

         We Have a History of Losses and We May Never Achieve Profitability


         We had a consolidated net loss of $10,698,432 for the six months ended June 30, 2000 and net losses of $491,857 and $21,651,932 for the period March 20, 1998 (Inception) to December 31, 1998 and year ended December 31, 1999, respectively. We expect to continue to incur significant operating losses and to generate negative cash flow from operating activities during the foreseeable future as a result of the implementation and operation of our business plan and from increased marketing expenses as we attempt to expand our customer base. There can be no assurance that we will achieve or sustain profitability or positive cash flow from operating activities in the future. If we cannot achieve operating profitability or positive cash flow from operating activities, we may not be able to meet our working capital requirements or debt service.


         We Are Dependent upon the Continued Availability of Adequate Financing to Fund Our Operations and Expand Our Business

         We have historically funded our business and operations through equity and debt financings. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. In order to meet our cash needs to fund our operations, we must either generate cash from operations or obtain additional financing. In the event that we are unable to generate sufficient cash or obtain additional financing, we may be unable to pay our obligations as they come due or implement our plans to expand our operations. As a result, our business, financial condition and results of operations may be materially adversely affected.

         We may not be able to obtain the financing and capital required to maintain and grow our business

         We may have difficulty developing and managing our expanding business operations

         Our ability to integrate our interests successfully depends upon, among other things, our ability to bring to market technologies that are currently in the development stage coupled with our ability to attract sufficient capital financing to sustain this process. In addition, growth in the scope of our business operations would require the expansion of our management, financial and accounting resources, with consequential demands on the need for qualified personnel. Our need to manage our growth successfully will require us to implement appropriate operational, financial and management information systems and controls. Failure to make such a transition to a larger scale enterprise would have a material adverse effect on our business, financial condition and results of operations.

         Our Quarterly Financial Results May Fluctuate Significantly

         Our quarterly revenues and operating results may vary significantly in the future due to a number of factors, including:

          o the timing and amount of orders for our products and services, particularly large orders from our key resellers, OEMs and other significant customers;
          o unexpected product returns or the cancellation or rescheduling of significant orders;
          o our ability to develop, introduce, ship and support new products and product enhancements and manage product transitions;
          o    announcements and new product introductions by our competitors;
          o the expected rapid erosion of the average selling prices of our products;
          o    our ability to achieve required cost reductions;
          o our ability to obtain sufficient supplies of sole or limited source components for our products;
          o    unfavorable changes in the prices of the components we purchase;
          o our ability to attain and maintain production volumes and quality levels for our products;
          o the mix of products sold and the mix of distribution channels through which they are sold;
          o costs relating to possible acquisitions and integration of technologies or businesses; and
          o the Internet access market conditions and economic conditions generally.

         We plan to significantly increase our operating expenses to expand our sales and marketing activities, broaden our customer support capabilities, develop new distribution channels, fund increased levels of research and development and build our operational infrastructure. We base our operating expenses on anticipated revenues and trends, and a high percentage of our expenses are fixed in the short term. As a result, any delay in generating or recognizing revenue could cause significant variations in our operating results and could result in substantial operating losses. Orders at the beginning of each quarter typically do not equal expected revenue for that quarter and are generally cancelable at any time. Accordingly, we depend upon obtaining orders in a quarter for shipment in that quarter to achieve our revenue objectives. In addition, the timing of product releases, purchase orders and product availability could result in significant product shipments at the end of a fiscal quarter. Failure to ship such products by the end of a quarter may adversely affect our operating results. Furthermore, our customer agreements typically provide that the customer may delay scheduled delivery dates and cancel orders within specified time frames without significant penalty.

         Due to the foregoing factors, we believe that period-to-period comparisons of our operating results cannot be relied upon as an indicator of our future performance. It is likely that in some future quarter, our operating results may be below the expectations of public market analysts or investors. If this occurs, the price of our common stock would likely decrease.

         We face Intense Competition in the Internet Access Equipment Market from Larger and more well-established companies and we may not be able to effectively compete with these companies

         The market for Internet access equipment is dominated by a few large companies, particularly Bay Networks, Cabletron Systems, Cisco Systems and 3Com. We expect to face increased competition, particularly price competition, from these and other equipment and technology providers. These vendors may develop products with functionality similar to our's or provide alternative access solutions. In addition, our supplier may compete with us with their current products or products they may develop, and with the products they purchase from us.

         Many of our current and potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than us. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large customer base may have a significant competitive advantage over us.

         Because of the intense competition within the Internet access industry, the market is subject to frequent product introductions with improved price/performance characteristics, significant price reductions, rapid technological change and continued emergence of new industry standards. It is also common in the Internet access industry for competitors to acquire other companies as a means of introducing new products or emerging technologies. If a new technology or product emerges that displaces our product lines, competitors that have large market capitalizations or cash reserves would be better positioned than us to acquire such new technology or product. Any failure by us to effectively introduce new products and enhancements on a timely basis would materially adversely affect our business, operating results and financial condition.

         Our Market is Subject to Rapid Technological Change, and If We Do Not Introduce New Products in a Timely Manner Our Products May Become Obsolete

         The Internet access equipment market is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. The introduction of new products, market acceptance of products based on new or alternative technologies, or the emergence of new industry standards, could render our existing products obsolete. We cannot assure you that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our approach. In addition, when we announce new products or product enhancements that have the potential to replace or shorten the life cycle of our existing products, customers may defer purchasing our existing products. These actions could materially adversely affect our operating results by decreasing sales, increasing our inventory levels of older products and exposing us to greater risk of product obsolescence. To remain competitive, we need to introduce products in a timely manner that incorporate or are compatible with these new technologies as they emerge.

         We are dependent upon the Market Acceptance of Our Technology

         Much of the technology developed and acquired by us, particularly wavelet compression technology is based upon recent advances in technology and there can be no assurance that this technology will gain broad market acceptance. Systems integrators, manufacturing partners and other customers may not adopt our products unless they determine, based on experience, testing and other factors, that our products are superior alternatives to other available products. To date, wavelet technology has only been demonstrated in and utilized by a limited number of applications. An inability to sell commercial quantities of products using wavelet technology would have a material adverse effect on our business, financial condition and results of operations. Furthermore, shifts in market acceptance of our products' performance, cost effectiveness, or our sales methods could materially adversely affect our business, operating results and financial condition.

         We Expect the Average Selling Prices of Our Products to Erode Rapidly, Which May Impact Gross Margins Negatively

         The Internet access equipment industry has experienced rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures and rapid technological change. We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors or other factors. Our failure to develop and introduce new products and product enhancements on a timely basis while reducing product costs would materially adversely affect our business, operating results and financial condition.

         Our Products Have a Lengthy Sales Cycle

         The timing of our sales revenue is difficult to predict because of our reliance on indirect sales channels and the length and variability of our sales cycle. Some of our products have a relatively high sales price per unit, and often represent a significant and strategic decision by an enterprise regarding its communications infrastructure. Accordingly, the purchase of some of our products typically involve lengthy internal procedures associated with the evaluation, testing, implementation and acceptance of new technologies, typically ranging from three months to longer than a year. While our customers are evaluating our products and before they may place an order with us, we may incur substantial sales and marketing expenses and expend significant management effort. Consequently, failure to realize forecasted sales from a specific customer in a fiscal quarter could materially adversely affect our operating results for that quarter.

         Our Products Must Comply with Evolving Industry Standards and Government Regulations

          In the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop may be required to comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunication Union. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially adversely affect our business, operating results and financial condition.

         Undetected Software or Hardware Errors Could Have a Material Adverse Effect on Us

         Network products frequently contain undetected software or hardware errors when first introduced or as new versions are released. We expect that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. The occurrence of hardware and software errors, whether caused by our product or another vendor's products, could result in the delay or loss of market acceptance of our products, and any necessary revisions may result in the incurrence of significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

         We May Not Adequately Protect Our Intellectual Property, and Our Products May Infringe on the Intellectual Property Rights of Third Parties

         We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect its intellectual property rights. We have filed a U.S. patent application relating to compression technology. There can be no assurance that this application will be approved, that any issued patent will protect our intellectual property or that we will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar or competing technology or design around any patent that we may be issued.

         We also enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

         The Internet access industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies that are important to us. Although we have not been party to any claims alleging infringement of intellectual property rights, we cannot assure you that we will not be subject to such claims in the future. In addition, there can be no assurance that third parties will not assert claims or initiate litigation against us or our manufacturers, suppliers or customers with respect to existing or future products. Any such claims, with or without merit, could result in costly litigation and diversion of technical and management personnel or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business, operating results and financial condition could be materially adversely affected.

         We Need to Expand Our Sales and Support Organizations to Increase Market Acceptance of Our Products

         We have recently expanded our sales force and plan to hire additional sales personnel. Competition for qualified sales personnel is intense, and we might not be able to hire the kind and number of sales personnel we are targeting. In addition, we currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

         We Depend on Key Personnel Who May Leave us at any Time

         Our success substantially depends on the continued employment of our executive officers and key employees, particularly, Peter Leighton, our chairman of the board and chief executive officer. The loss of services of Mr. Leighton or any of our other executive officers or key employees could harm our business.

         Limitations on Director Liability

         Our Certificate of Incorporation provides, pursuant to Nevada law, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against any director. In addition, our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.


         We are Currently Unable to Have Our Common Shares Listed on Nasdaq Stock Market

         Our Common Shares are currently traded on the OTCBB. In order for Common Shares to be listed on the Nasdaq SmallCap Market, we will be required to have, among other things, all of the following:

          o either net tangible assets (i.e., assets, net of goodwill, less liabilities) of $4,000,000, or market capitalization of $50,000,000, or net income in latest fiscal year or two of the last three fiscal years of $750,000;

          o    minimum market value of public float of $5,000,000; and

          o    minimum bid price of $4.00 per share.

         Nasdaq also requires that we have at least two independent directors and an Audit Committee, a majority of whose members must also be independent directors.

         In order to obtain a Nasdaq listing, we are required to file an application. Vianet has been made aware that in connection with applications by entities to list their securities for quotation on Nasdaq, Nasdaq has been reviewing sales of securities by entities prior to the entity offering its securities to the public to determine if the potential returns to be received by the investors in such sale is "reasonable" to the risk such investors undertook in purchasing such securities. Although Nasdaq, as of the date hereof, has not issued any interpretive release, notice to members or quantitative standard to determine reasonableness, Nasdaq has informally indicated that reasonableness will be determined (until further notice) on a case by case basis. It is our current intention to apply, in the future, to have our Common Stock approved for listing on Nasdaq. During the application process, Nasdaq, in all likelihood will review the potential returns of investors in our recent private placement offerings. In the event that Nasdaq determines that the returns to investors in prior offerings were unreasonable, Nasdaq may refuse to approve our securities for listing.

         No assurance can be given that an application for listing of our common stock on Nasdaq will be approved. Further, in the event our shares trade below $4.00 per share before we are accepted by Nasdaq, we will cease to meet the Nasdaq minimum bid price criteria. Accordingly, the higher level of liquidity and accuracy of price quotations afforded by a Nasdaq listing may not be available for an extended period of time.

         The market for our securities may not be sustained

         Prior to this offering our common stock has been quoted on the OTCBB, a regulated quotation service that captures and displays real-time quotes and/or indications of interest in securities not listed on Nasdaq or any U.S. exchange. Although our securities are currently eligible for quotation on the OTCBB, there can be no assurance that an active market for the securities will be sustained. If a trading market is not maintained, holders of our common stock may experience difficulty in reselling such common stock or may be unable to resell them at all. Any such market may be discontinued at any time. In addition, there is no assurance that the price of the common stock in the market will be equal to or greater than the offering price hereof.

         "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Stock, which may affect the ability of holders of our common stock to sell their shares

         The Securities and Exchange Commission (the "SEC") has adopted regulations that generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common shares may be subject to rules that impose additional sales practice requirements should the price of our common shares fall below $5.00 per share. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

          o the commission payable to both the broker-dealer and the registered representative,

          o    current quotations for the securities, and

          o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.


         Potential Dilutive Effects of Issuance of Additional Shares and warrants to Purchasers of Securities in Our Recent Private Placement Offerings Resulting from the Inability of Vianet to Have its Registration Statement Declared Effective.


         From December 1999 through February 2000, we completed a private placement offering in which we sold an aggregate of approximately 34.5 units, consisting of an aggregate of (1) 2,302,282 shares of common stock, and (2) 2,302,282 class A, B and C warrants, respectively, to purchase shares of common stock. In addition, in February 2000, we completed a private placement offering in which we sold an aggregate of approximately 18 units, consisting of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants sold in the two offerings are exercisable at $2.00, $2.50 and $3.00, respectively.


         Vianet agreed with the purchasers of the securities in each of the above offerings to cause a registration statement registering all the securities purchased by them to become effective within 120 days of final closing of each such offering. In the event that the registration statement is not effective by such date, Vianet will pay to the holders an aggregate of 1% of all the securities sold in the offering for the first 30 days after the 120 day period following the final closing and 2% of such securities for every 30 day period thereafter. To date, an aggregate of 104,760 shares and 104,760 class A, B and C warrants have been issued. An additional 69,840 shares and 69,840 class A, B and C warrants will be issued for every 30 day period after June 26, 2000.


         In addition to the foregoing, in April 2000, we completed a private placement offering in which we sold an aggregate of approximately 1,899,999 shares of common stock and 2,849,999 class D warrants to purchase shares of common stock. The class D warrants sold in the two offerings are exercisable at $4.50.

         Vianet agreed with the purchasers of the securities in the April 2000 offering to cause a registration statement registering all the securities purchased by them to become effective within 90 days of closing. In the event that the registration statement is not effective by such date, Vianet will pay to the holders an aggregate of 85,000 shares.

         Potential Dilutive Effects of Adjustments of the Number of Shares Issued in Our Recent Private Placements Resulting From a Decrease in the Price of Vianet's Common Stock.


         From December 1999 through February 2000, we completed a private placement offering in which we sold an aggregate of approximately 34.5 units, consisting of an aggregate of (1) 2,302,282 shares of common stock, and (2) 2,302,282 class A, B and C warrants, respectively, to purchase shares of common stock. In addition, in February 2000, we completed a private placement offering in which we sold an aggregate of approximately 18 units, consisting of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants sold in the two offerings are exercisable at $2.00, $2.50 and $3.00, respectively.


         In the event that the closing price of the common stock falls below $2.14 per share on certain measuring dates, the purchasers of the shares in the above described private placement offerings shall be entitled to receive additional shares. The number of additional shares shall, in no event, exceed 100% of the number of shares originally issued to such persons. Thus, in the event that the price of the common stock falls to a price of $1.07 or lower, Vianet shall be required to issue 100% of the number of shares originally issued to such persons, or an additional 3,501,336 shares. For a complete description of the terms and operation of provisions requiring an adjustment of the number of shares issued to the purchasers of the shares in the above described private placement offerings, see "Description of Capital Stock -- Rights of Holders of Securities Purchased in Our Recent Private Placements."

         The purchasers of our issued and outstanding shares of common stock may have acquired their shares at a cost less than that which the investors pursuant to this offering may purchase their securities. The issuance of additional shares as a result of a decrease in the price of Vianet's common stock may result in a lowering of the cost at which the purchasers acquired their shares. Therefore, the investors pursuant to this offering may bear a substantial portion of the risk of loss, and may experience immediate and substantial dilution.

         Potential Dilutive Effects of Adjustments of the Exercise Prices of the Warrants Issued in Our Recent Private Placements Resulting From a Decrease in the Price of Vianet's Common Stock.

In the event that the closing price of our common stock is less than $2.00 on the date of this prospectus, then the exercise prices of the class A, B and C warrants issued in our recent private placement offerings will be adjusted so as to reflect the closing price of the common stock on that day, which shall be deemed the new exercise price. The adjusted exercise prices shall be calculated as follows:

     Class A Warrants = Market Price;
     Class B Warrants = Market Price x 1.25;
     Class C Warrants = Market Price x 1.5.




Any such readjustment in the exercise prices of the class A, B and C Warrants shall only apply to the unexercised portion of the class A, B and C Warrants.


         The lowering of the exercise price of the class A, B and C Warrants and the sale of the underlying shares of common stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding class A, B and C warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the class A, B and C warrants.


         Effect of Issuance of Common Stock Upon Exercise Price of Our Warrants

         We have an aggregate of approximately 23,055,000 shares of common stock outstanding and 29,609,038 shares of common stock reserved for issuance upon exercise of outstanding warrants or options. The exercise of the warrants or options and the sale of the underlying shares of common stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants or options can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to we than those provided in the warrants or options.

         We May Issue of Additional Securities in connection with Future Acquisitions, which may have the effect of diluting the equity interest and voting power of holders of our common stock

         Our Board of Directors will have authority to issue further common stock or other securities without the consent or vote of our shareholders. The issuance of additional common stock by our management, whether in respect of a transaction involving a business opportunity or otherwise, may have the effect of further diluting the proportionate equity interest and voting power of holders of common stock, including investors under this offering.

         In addition, as part of our business strategy, we expect to review acquisition prospects that would complement our current product offerings, augment our market coverage or enhance our technical capabilities, or that may otherwise offer growth opportunities. We acquired Develcon in May 1999 and a license for SPS technology in September 1998. In addition, we acquired Vianet Labs (formerly known as Infinop Holdings, Inc.) and Vianet Access, in October and December of this year, respectively. We may acquire other businesses, products or technologies in the future. In the event of such future acquisitions, we could:

         o issue equity securities which would dilute current stockholders' percentage ownership;
         o  incur substantial debt; or
         o  assume contingent liabilities.

         Such actions by us could materially adversely affect our operating results and/or the price of our common stock. Acquisitions also entail numerous risks, including:

         o difficulties in the assimilation of acquired operations, technologies or products;

         o  unanticipated costs associated with the acquisition;

         o  diversion of management's attention from other business concerns;

         o adverse effects on existing business relationships with suppliers and customers;

         o risks associated with entering markets in which we has no or limited prior experience; and

         o  potential loss of key employees of acquired organizations.

         We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future, and our failure to do so could materially adversely affect our business, operating results and financial condition.

         Risk of Loss Greater for Investors Pursuant to This Offering Than For Present Owners of Shares

         Most of the present owners of shares of our issued and outstanding common stock have acquired a controlling interest in us at a cost substantially less than that which the investors pursuant to this offering may purchase their securities. Therefore, the investors pursuant to this offering will bear a substantial portion of the risk of loss, while control of Vianet will remain in the hands of our current management.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. These statements may be found in the sections of this Prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in this Prospectus generally. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions, including those described in the "Risk Factors" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors, including all of the risks discussed in "Risk Factors" and elsewhere in this Prospectus.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Those reports, proxy statements and other information may be obtained:

               o At the public reference room of the Commission, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
               o At the public reference facilities at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;
               o By writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
               o At the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or
               o From the Internet site maintained by the Commission at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

         We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, such registration statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to Vianet and the common stock, reference is made to such registration statement, including the exhibits thereto, copies of which may be inspected and copied at the aforementioned facilities of the Commission. Copies of such registration statement, including the exhibits, may be obtained from the Public Reference Section of the Commission at the aforementioned address upon payment of the fee prescribed by the Commission. Information regarding the operation of the Commission's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

         We intend to distribute to our stockholders annual reports containing financial statements audited and reported upon by our independent public accountants after the close of each fiscal year, and will make such other periodic reports as we may determine to be appropriate or as may be required by law. Our fiscal year ends December 31st of each year.

                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of securities by the selling stockholders. We intend to use the proceeds received from the exercise of any common stock purchase warrants or options for working capital and general corporate purposes. The maximum amount of proceeds that we could receive upon the exercise of all common stock purchase warrants or options included in this Prospectus is $59,776,735. There can be no assurance that any or all of the common stock purchase warrants or options will be exercised and that Vianet will receive any proceeds therefrom. This is our best estimate of the use of proceeds generated from the possible exercise of common stock purchase warrants or options based on the current state of our business operations, our current plans and current economic and industry conditions. Any changes in the projected use of proceeds will be made at the sole discretion of our Board of Directors.

                                 CAPITALIZATION


              The following table sets forth the capitalization of Vianet as of June 30, 2000. This table should be read in conjunction with our historical consolidated financial statements, including the notes thereto, included elsewhere herein. See "Index to Financial Statements and Other Financial Information."




                                                               June 30, 2000
                                                               -------------
Convertible notes payable (noncurrent)                             1,125,000
                                                                ------------

Shareholders' Equity:

Common Shares, $0.001 par value,
100,000,000 shares authorized,
22,839,813 shares issued and outstanding                              22,839

Additional Paid-In Capital                                        31,443,290

Subscription receivable                                                 (500)

Warrants issued                                                   10,717,050

Unearned fees                                                       (372,915)

Accumulated Deficit                                              (32,842,221)
                                                                ------------

Total Shareholders' Equity                                         8,967,543
                                                                ============

Total Capitalization                                            $ 10,092,543
                                                                ============

                              MARKET FOR SECURITIES

         Prior to the consummation of the Vianet Merger, there was no trading market for Vianet's common stock. Vianet's Common Shares, $0.001 par value per share, are currently traded on the NASD OTC Electronic Bulletin Board (the "Bulletin Board") under the symbol "VNTK."

         The following table sets forth the high and low closing bid prices for Vianet's Common Shares as reported by the Bulletin Board for the periods indicated:


                                       Closing Trading Prices

                        Month                 High ($)                Low ($)
                   ------------------------------------------------------------

                   March, 1999                 11.25                 10.125
                   April, 1999                  9.25                  6.5
                   May, 1999                   11.6875                7.875
                   June, 1999                   9.25                  7.375
                   July, 1999                   7.75                  6.125
                   August, 1999                 6.5625                5.4375
                   September, 1999              6.75                  4.75
                   October, 1999                4.75                  3
                   November, 1999               3.5625                1.25
                   December, 1999               4.4688                2
                   January, 2000                8.375                 3.8125
                   February, 2000               7.875                 5.125
                   March, 2000                  8.4375                5.875
                   April, 2000                  6.0625                3.25
                   May, 2000                    4.125                 2.375
                   June, 2000                   3.9375                2.6875
                   July, 2000                   3.125                 2.0625
                   August, 2000(1)              2.4688                1.5938
              ---------------
     (1)      Through August 18, 2000.

         On August 18, 2000, the closing sale price for our Common Shares, as reported by the Bulletin Board, was $1.5938 per share.


         As of August 18, 2000, there were 23,055,000 shares of Common Stock outstanding, there were approximately 1,000 registered holders of our Common Stock.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on its capital stock and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of its business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

                             SELECTED FINANCIAL DATA


         The selected financial data set forth below for the period from March 20, 1998 (Inception) to December 31, 1998 and the year ended December 31, 1999 are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this Prospectus. The summary financial data set forth below for the interim periods ended June 30, 2000 and 1999 has been prepared from our books and records and reflects, in Management's opinion, all adjustments necessary for a fair presentation of our financial position, results of operations, and cash flows, as at the periods indicated therein. The selected interim financial data presented below do not necessarily indicate the operating results or performance of the Company for the full year.


Statement of Operations Data:

                                            -----------------------------------        ----------------------------------
                                               March 20,
                                                 1998
                                              (Inception)            Year                        Six Months Ended
                                              to December       Ended December           June 30, 1999      June 30, 2000
                                               31, 1998            31, 1999                       (Unaudited)
                                            ---------------    ----------------         --------------     ---------------
  Operating Revenues                         $     66,341       $    166,142            $     70,687         $    748,506
  Operating Costs and Expenses                   (558,198)       (13,629,118)               (603,736)         (11,446,938)
  Loss from Continuing Operations                (491,857)       (13,462,976)               (533,049)         (10,698,432)
  Loss from Discontinued Operations                    --         (8,188,956)               (454,619)                  --
  Net Loss                                       (491,857)       (21,651,932)               (987,668)         (10,698,432)

Basic and Diluted Net Loss Per Common
      Share:
  Continuing Operations                             (0.20)             (2.56)                  (0.10)               (0.56)
  Discontinued Operations                              --              (1.56)                  (0.08)                  --
  Net Loss                                   $      (0.20)      $      (4.12)           $      (0.18)        $      (0.56)

  Weighted average common shares
      outstanding                               2,400,000          5,260,193               5,464,285           19,210,859



Balance Sheet Data:


                                                        December 31
                                                                                        June 30
                                              ---------------------------------           2000
                                                  1998               1999             (Unaudited)
                                              ---------------    --------------     -----------------
   Working capital (deficit)                 $ (2,478,532)       $ (5,884,666)       $  3,085,560
   Total assets                                 2,682,799           8,937,947          13,309,943
   Convertible notes payable (non current)             --           1,125,000           1,125,000
   Shareholders' equity (deficit)                (478,857)          1,401,359           8,967,943

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Prospectus contains forward-looking statements that are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the statements. Forward-looking statements (including oral representations) are statements about future performance or results, and include any statements using the words "believe," "expect," "anticipate" or similar words. All forward-looking statements are only predictions or statements of current plans, which we are constantly reviewing. All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the Company's markets, success in overall strategy, changes in legal and regulatory policy, relations with ILECs and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the Company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the Company's target markets. You should consider these important factors in evaluating any statement contained in this report and/or made by us or on our behalf. We have no obligation to update or revise forward-looking statements.

General

         We design and market advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

Compression Technology Products, E-Commerce and Value Added Services

         We develop and sell data compression technologies for software and hardware applications, utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression uses dramatically less bandwidth, costs less, and yields higher quality Internet video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom, and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications at high speeds. Our technology will serve as the foundation for our value added services and E-commerce business.

Networking and Communications Products

         We design, manufacture, and sell networking products and systems. We produce fiber optic access equipment and specialize in the application of access and exchange technologies to improve network efficiency and reliability. We focus on the commercial multimedia communications and telecommunications markets by providing equipment that interfaces carrier access and enterprise fiber optic networks. Our current product lines, including the Starpoint fiber optic multiplexer, offer communications companies high bandwidth technology to reach consumer markets more efficiently. We market these technologies to communications companies seeking to interface carrier access and enterprise fiber optic networks. In the future, we plan to integrate our proprietary technology and technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Background

         Our predecessor, Vianet Technologies, Inc., was formed as a Delaware corporation in March 1998 ("Vianet Delaware"). In March 1999, Vianet Delaware merged with and into Radar Resources, Inc., a Nevada corporation ("Radar"). Upon completion of Vianet Delaware's merger with Radar, Radar changed its name to Vianet Technologies, Inc ("Vianet").

         From its inception until March 1999, Radar did not engage in any business and had no operational history. Radar was incorporated originally under the name Radar, Inc. in the state of Utah on April 11, 1986. In December 1993, Radar reorganized under the laws of Nevada, changing its domicile and forming a new corporation in Nevada named Radar Resources, Inc. This new corporation acquired the contractual obligations, shareholder rights and identity of the original Utah Corporation, and the Utah Corporation was dissolved.

         Prior to the Vianet Delaware's merger with Radar, Vianet Delaware's business activities consisted primarily of planning to acquire Develcon Electronics Limited, an Ontario, Canada corporation ("Develcon"). Develcon specializes in networking products and systems. Vianet acquired Develcon on May 17, 1999.

         Shortly thereafter, in October 1999, Vianet consummated a plan of merger with Infinop Holdings, Inc., a Delaware corporation specializing in data compression technology. Simultaneous with the merger, Infinop was renamed Vianet Labs, Inc.

         In December 1999, Vianet acquired PSI Communications Inc. ("PSI"), a privately held Delaware corporation, pursuant to an option agreement they had entered into earlier that year. In conjunction with the acquisition, PSI merged into a wholly owned Delaware subsidiary of Vianet, and changed its name to Vianet Access, Inc ("Vianet Access").

         In December 1999, we sold our Develcon subsidiary to Thorpe Bay Corporation, an Ontario company. As part of the agreement, we retained an exclusive license to market Develcon's Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers.


         In June 2000, the Company reincorporated under the laws of the state of Delaware.

In Process Research and Development

On acquisition, the Vianet Labs products were in the form of CODECS (COmpressor/DECompressors) representing mathematical algorithms that had been utilized in a "proof of concept" suite of products known as LS Interactive, LS Messenger, LS Video Streaming, LS Power Zoom, and LS Facial recognition. These products were in "pre alpha" form, worked only on one limited platform and were extremely "buggy" causing computer lock-ups and worse. Since the acquisition, Vianet's engineering effort has consisted of the design of professional Graphic User Interfaces (GUI's), debugging and the integration across multiple platforms as well the further enhancement and development of the basic CODECS.

LS Messenger has moved from a proof of concept to a product phase. LS Messenger and LS Messenger Pro have been tested on Windows 98, Windows NT, and Windows 2000. Vianet has started marketing these products with a positive response.

LS Video Interactive point to point has moved past the alpha stage into beta. Beta customers have started using LS Video Interactive in a limited fashion. Vianet Technologies continues to develop and improve this product. Vianet has started development of LS Video Interactive Multipoint. This product is in the proof of concept stage.

Vianet Technologies launched major codec improvement initiatives in mid April 2000. The result of this research initiative is a codec with improved video quality, as well as, the prototype version of Vianet's Pure Wavelet codec. The Pure Wavelet codec has the capability of streaming video at multiple bandwidths from the same file. As of the date of this filing, the image quality of the Pure Wavelet codec is not as good as our traditional codecs. Additionally, the Pure Wavelet codec requires more processor resources than our current codec technology. Research continues with Vianet's Wavelet and Pure Wavelet codec technologies.

Since March of this year, Vianet has resumed development of Power Zoom. Power Zoom gives Web Developers the capability to server high-resolution images over the Internet. By using a Power Zoom server, hosting sites give users the capability to zoom in on the details of a high resolution image not seen with traditional serving techniques. This product is entering its beta phase.

On acquisition of Vianet Access, the Starpoint product was also in a "proof of concept" form. In February 2000, the product reached alpha stage and the main engineering effort since then has focused on the development of a voice card and the application of a Simple Network Management Protocol (SNMP) software management system and related GUI.

Our Starpoint product has been developed to include a voice card and an SNMP management system. The first version of the Starpoint product was released in June of 2000. The initial release includes T1, E1, and V.35 interfaces in addition to the Voice Interface.

No assurance can be given that these developments will be completed on schedule or that a market will exist for the products once the development is completed.

Results of Operations


         The following is a discussion of the financial condition and results of operations of the Company for the six months ended June 30, 2000 and 1999, respectively. This discussion should be read in conjunction with the Company's Consolidated Financial Statements, the notes related thereto, and the other financial data included elsewhere in this Registration Statement. A comparison of the financial condition and results of operations of the Company for the year ended December 31, 1999 and the period March 20, 1998 (inception) to December 31, 1998 has not been included in this discussion because the Company believes that such a comparison would not be meaningful to investors due to the Company's limited operations during the period March 20, 1998 to December 31, 1998.

Six-month periods ended June 30, 2000 and June 30, 1999

Revenues

Revenues for the six-month period ended June 30, 2000 increased $677,819 to $748,506, as compared to interest and other income of $70,687 during the six-month period ended June 30, 1999. $169,358 of this increase was attributable to sales of our Starpoint product prototypes, while approximately $74,334 was attributable to OEM sales. $390,000 was generated from software licensing of our Lightning Strike Suite of Products in the Korean market. The remaining $114,814 was attributable to interest and other income.

Operating Expenses

Operating expenses for the six-month period ended June 30, 2000 increased $9,228,949 to $9,729,530, as compared to operating expenses of $500,581 during the six-month period ended June 30, 1999. The increase in operating expenses was attributable to a $157,556 increase in cost of goods and services sold, a $5,032,566 increase in selling, general and administrative expenses, a $1,652,441 increase in research and development costs and a $2,386,386 provision for loss-Develcon. Selling, general and administrative expenses include a one-time settlement for $191,000 and increased salaries and administrative costs. This increase relates to the costs associated with the operations of the Company's newly acquired subsidiaries, Labs and Access. The Company currently has over 59 employees as compared to less than 10 during the six-month period ended June 30, 1999.

Depreciation and Amortization Expenses

Depreciation and Amortization expenses for the six-month period ended June 30, 2000 increased $1,314,011 to $1,359,011, as compared to amortization expense of $45,000 during the six-month period ended June 30, 1999. The increase was attributable to amortization of intangibles arising from acquisitions during 1999, depreciation of property and equipment and amortization of technology licenses.

Interest Expense and Other Financing Charges

Interest expense and other financing charges for the six-month period ended June 30, 2000 was $358,397, as compared to $58,155 during the six-month period ended June 30, 1999. The year 2000 expense was primarily attributable to interest on convertible notes and the credit facility (including amortization of debt discount), while the 1999 expense primarily relates to interest on notes payable.


Period March 20, 1998 (inception) to December 31, 1998

         For the period ended December 31, 1998, we had no revenues and we had not completed any of our acquisitions, although we had made a loan to Develcon. Our operating expenses were $558,198 consisting primarily of legal and due diligence costs, thereby resulting in an operating loss of $558,198. Interest income of $66,341 earned on our loan to Develcon and cash deposits, resulted in a net loss of $491,857 or $(0.20) per share for the period March 20, 1998 (inception) to December 31, 1998.

Year ended December 31, 1999

         Operating revenues, consisting primarily of engineering fees charged by Infinop, amounted to $55,752. Selling, general and administrative expenses amounted to $5,208,109, research and development costs totaled
$412,404,depreciation and amortization amounted to $454,421, and interest expense was $269,897.

         In-process research and development totaled $7,263,000, which was comprised of a charge of $4,957,000 recorded upon the acquisition of Vianet Labs, Inc. and a charge of $2,306,000 recorded upon the acquisition of Vianet Access, Inc. In-process research and development is primarily related to development of Labs' and Access' products and technologies including but not limited to the compression technologies and fiber optic networking products.

         Net loss during 1999 amounted to $21,651,932 or $(4.12) per share. Weighted average shares outstanding amounted to 5,260,193. The net loss was comprised of $13,462,976 from continuing operations, $8,188,956 from discontinued operations (including $4,557,151 from loss on sale of Develcon).

Inflation

         Vianet has experienced minimal impact from inflation and changing prices on its net sales and on its income from continuing operations for the periods it has been engaged in business.


Liquidity And Capital Resources

For the six-month period ended June 30, 2000, the Company's cash position increased by $5,402,226 from $214,639 to $5,616,865. The principal source of cash was $13,374,385 that was generated from the Company's private placement offerings. $7,156,680 of these funds were used in operating activities, $71,008 in loans to related parties, $402,137 in purchases of capital assets during the period, $350,000 in security deposits, as well as, approximately $20,000 in principal payments of long-term debt.


From January 1, 2000 through the date of this report, we have completed the following financings:

o From January 2000 through February 2000, we completed a private placement offering, with Aegis Capital, Inc. (Aegis) as placement agent, in which we sold an aggregate of approximately 15 units for gross proceeds of approximately $1,508,000. The units consisted of an aggregate of (1) 1,005,311 shares of common stock, and (2) 1,005,311 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such offering, as well a the December 1999 offering, Aegis Capital received warrants to purchase an aggregate of approximately 3.45 Units (or an aggregate of 230,215 shares of common stock and 230,215 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit.

o In 1999, the Company entered into a $3,000,000 secured credit facility (the "Facility") with an entity that, at that time, was controlled by the President and Chief Executive Officer. The terms of the facility provided for interest at 10%, monthly fees of $15,000, the issuance of warrants for 300,000 shares of common stock exercisable at prices of $3.00 to $5.00 over five years, and the lender to have the option to convert the amount due into 1,430,539 shares of common stock and 4,291,617 warrants to purchase common stock at prices ranging from $1.50 to $3.00 per share. The conversion option was exercised in March 2000.

o In February 2000, Vianet completed a private placement offering in which we sold an aggregate of approximately 18 units for gross proceeds of approximately $1,800,000. The units consisted of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such offering, Donald & Co. received warrants to purchase an aggregate of approximately 1.25 Units (or an aggregate of 83,649 shares of common stock and 83,649 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit.

o In March 2000, we purchased a $1,000,000 (face amount) note receivable from Develcon Electronics, Ltd. (a former Subsidiary) from a creditor of Develcon Electronics, Ltd. in exchange for the issuance of 250,000 shares of common stock issued at $3.00 per share and 375,000 Class D three year common stock purchase warrants, which are exercisable at $4.50 per share.

o In March and April 2000, we completed a private placement in which we sold an aggregate of approximately 98.98 units for gross proceeds to Vianet of approximately $5,938,000. The units consisted of an aggregate of 1,932,861 shares of common and 2,899,291 common stock purchase warrants, which warrants are exercisable at $4.50.

o In April 2000, pursuant to stock purchase agreements, we issued an aggregate of 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants for gross proceeds of $5,700,000. The warrants are exercisable at $4.50. In connection with such offering, the Placement Agents will receive warrants to purchase an aggregate of approximately 9.5 units (or an aggregate of approximately 190,000 shares of common stock and approximately 285,000 class D warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three-year common stock purchase warrants, which are exercisable at $4.50 per share.

Contingent Liability

We have guaranteed a term loan from Royal Bank of Canada ("RBCC") to Develcon in the amount of approximately $1,000,000 (CDN$1,500,000), which is due and payable in three installments on or before December 31st of 2000, 2001 and 2002, respectively. There can be no assurance that Develcon will be able to repay RBCC, which could cause us to be liable to pay RBCC. RBCC are shareholders and warrant holders of the Company. At June 30, 2000, the entire $1,000,000 liability has been included in Bank Notes Payable on Vianet's consolidated balance sheet.

Potential Future Sources of Capital

In addition to the financings completed in the second quarter of 2000, we had a total of 29,609,038 warrants and options outstanding as at the date of this filing at an average issue price of $3.01. In the event that these warrants and options are all exercised we would receive approximately $90,721,000 in cash proceeds. The exercise of these warrants and options will depend on, among other things, the liquidity and price for our common shares. We do not control the exercise of these warrants and options and therefore no assurances can be given that any warrants will be exercised.

We have used and intend to continue to use the proceeds from the financings described above to consolidate and build our sales and marketing team and to purchase inventory and capital equipment. Our ability to become a serious competitor in the network access, Internet, E-commerce, and value-added services markets may be dependent upon obtaining additional financing.

Future Sources of Revenue

As of the date of this filing, we have completed several distribution agreements and trial sales that could generate future revenues. While we anticipate significant revenues from these agreements and others that we will complete in the future, there can be no guarantees these revenues will be realized. Should the contracts be cancelled or if our customers do not generate revenues utilizing our products, our future expected revenues could be adversely affected. In June, a major customer effectively cancelled a purchase order for our Starpoint product destined for the Korean market. Vianet expects that future sales will be made to this same customer although no assurances can be given that this will occur.

Summary

As of August 10, 2000 our cash balances amounted to approximately $3,400,000. Our best estimate is that we have sufficient cash to fund our operations for five months assuming that no revenues are generated and commensurate expense reductions are made. After this period we may require additional funds unless we generate revenues to fund our expenses.

We have no current arrangements in place with respect to financing other than those described above. We are currently seeking additional financing arrangements to provide the additional capital in order to fund our current operations, expand our scope of operations and our business strategy. Our management believes that upon full implementation of our business plan, sufficient revenues will be generated to meet operating requirements. However, no assurance can be given that such goal will be obtained or that our expected revenues will be realized at sufficient levels and profitability to fund our operations without additional capital. Such inability could have a materially adverse effect on our business, operating results and financial condition. Moreover, the estimated cost of the proposed expansion of our production and marketing activities is subject to numerous uncertainties, including the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered in connection with the establishment and development of new business activities, and may be affected by the competitive environment in which we are operating. Accordingly, there can be no assurance that we will complete the proposed expansion of our production and marketing activities described herein.

                                HISTORY OF VIANET

         Our business began as Vianet Technologies, Inc., a Delaware corporation formed in March 1998 ("Vianet Delaware"). In March 1999, Vianet Delaware merged with and into Radar Resources, Inc., a Nevada corporation ("Radar"). Radar was incorporated in the state of Utah under the name Radar, Inc. n April 1986. In December 1993, Radar reorganized as a Nevada corporation named Radar Resources, Inc., retained the contractual obligations, shareholder rights and identity of the original Utah corporation and dissolved the Utah corporation. From its inception until March 1999, Radar had no business operations or history. Upon completion of Vianet Delaware's merger with Radar, Radar changed its name to Vianet Technologies, Inc ("Vianet") and began operating as our company.

         Prior to Vianet Delaware's merger with Radar, Vianet Delaware's business activities consisted primarily of planning to acquire Develcon Electronics Limited, an Ontario, Canada corporation ("Develcon"). Develcon specializes in networking products and systems. Vianet acquired Develcon subsequent on May 17, 1999.

         Shortly thereafter, in October 1999, Vianet consummated a plan of merger with Infinop Holdings, Inc., a Texas corporation specializing in data compression technology. Simultaneous with the merger, Infinop was renamed Vianet Labs, Inc.

         In December 1999, Vianet acquired PSI Communications Inc. ("PSI"), a privately held Delaware corporation, pursuant to an option agreement they had entered into earlier that year. In conjunction with the acquisition, PSI merged into a wholly owned Delaware subsidiary of Vianet, and changed its name to Vianet Access, Inc ("Vianet Access").

         In December 1999, we sold our Develcon subsidiary to Thorpe Bay Corporation, an Ontario company. As part of the agreement, we retained an exclusive license to market Develcon's Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers.


         In June 2000, the Company reincorporated under the laws of the state of Delaware.

                                    BUSINESS

Overview

         We design and market advanced data compression technology and computer networking products that allow our customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

         Our data compression products are designed to utilize patented wavelet compression techniques that allow for the delivery of high quality video, multimedia content and data over the Internet with less expense, delay and bandwidth usage. We believe that this technology allows us to provide our customers with a competitive advantage by providing high quality desktop video applications at high data transfer rates. We intend to utilize this technology as the foundation for our value added services, Internet and E-commerce business, and we expect this technology to serve as our main focus for future expansion. Our objective is to become a leading provider of enabling technology and applications that allow customers to capitalize on the Internet's rapid growth as a commercial forum.

         We also develop, manufacture and sell computer fiber optic networking products, communications technologies. Our networking products use proprietary technology as well as technology licensed from our former subsidiary, Develcon Electronics, Ltd. These products enable efficient inter- and intra- networking with high-throughput communications, and they provide a global customer base in our targeted network access markets.

         We believe that our combined product portfolio will allow us to excel in the network access, Internet, E-commerce, and value added services market segments. We intend to continue our development as a serious competitor in these and other niche market segments in the burgeoning communications marketplace.

Compression Technology Products, E-Commerce and Value Added Services

         We develop and sell data compression technologies for software and hardware applications, utilizing a patented wavelet compression technique. Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression uses dramatically less bandwidth, costs less and yields higher quality Internet video and still imagery than conventional techniques. In addition, this technology is flexible enough to be used in a variety of compression products for many types of data. Our key products include the Lightning Strike suite of products that include the following:

     o LS Video Messenger - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
     o    LS Video Interactive - a Video Conferencing product;
     o LS Power Zoom - a product that allows a user to zoom and pan on still images; and
     o LS Video Stream - a streaming video product that allows users to view video on demand.

         All of these products utilize our wavelet technology, and offer customers high quality desktop video applications at high speeds. Our technology will serve as the foundation for our value added services and E-commerce business.

         We intend to market these products to the Internet, E-Commerce and value added services market segments in unique applications such as video mail, video on demand streaming, real time streaming video and IP video conferencing. We believe that these value added services afford customers a distinct competitive edge by allowing high quality desktop video applications to be delivered at high speeds.

Networking and Communications Products

         We also design, manufacture and sell networking products and systems. We produce fiber optic access equipment and specialize in the application of access and exchange technologies to improve network efficiency and reliability. We focus on the commercial multimedia communications and telecommunications markets by providing equipment that interfaces carrier access and enterprise fiber optic networks. Our current product lines, including the Starpoint fiber optic multiplexer, offer communications companies high bandwidth technology to reach consumer markets more efficiently. We market these technologies to communications companies seeking to interface carrier access and enterprise fiber optic networks. In the future, we plan to integrate our proprietary technology and technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Industry Background

         In the last several years, personal computers have become a mainstay in the home and workplace. This growth has increased the need to share information among users and has given rise to a rapidly expanding data networking and communications industry.

         Our data networking products supply multiprotocol information transport platforms that manage and distribute voice, data and video streams across fiber optic networks. These types of products are typically utilized by public networks, telecommunications and cable companies, but are the future for all business and home data, voice and video communication.

         Our data compression products include hardware and software designed to allow high quality transmission of data using less bandwidth. Data compression techniques use mathematical and processing routines to reduce the amount of data required to represent an image. In compression, the pixels of an image are decorrelated from each other, coded using a mathematical set of values and decoded back to the original image. Data compression products aim to rapidly obtain maximum compression with minimum loss of data upon restoration. Efficient data compression is increasingly important as transmissions include more still and moving images. This is compounded in an E-commerce environment that is dependant upon the detail of images and customers' ability to manipulate images for a "virtual" shopping experience.

Our Strategy

         We intend to develop a global company that focuses in three key areas of public and private networks:

     o    Network Access;
     o    Value-added services, and
     o    E-Commerce applications.

         We have built, and continue to build, a foundation to support these key objectives through our acquisitions of Vianet Access, Inc. and Vianet Labs, Inc. These acquisitions have provided us with advanced technologies that help access networks and exchange networks operate and interact efficiently and reliably. In addition, they have positioned us to supply the emerging commercial telecommunications with innovative and cost effective integrated access device
(IAD) solutions to public access providers and private network and enterprise network operators.

         Our short term plans focus on the following key areas:

o integrating our subsidiaries' operations into our overall operations; o completing to delivery of an initial product line; and o increasing the market penetration of our Internet access, video and bandwidth products.

Our long-term plans focus on the following key areas:

     o integrating product development, manufacturing and marketing between our subsidiaries;
     o    seeking and identifying potential acquisition targets; and
     o    raising additional capital to fund our proposed activities.

         As the portfolio of our products and technologies evolves, we will focus on potential acquisition targets to provide enabling technologies for video server companies, multimedia integrators and developers, as well as additional access technologies.

Products and Services

         The following is a summary of the products and services that we are currently provide, or are developing, in our target markets of network access, value added services and E-commerce:

                                Vianet Product and Service Areas By Market Segment
--------------------------------------------------------------------------------------------------------------------
            Network Access                      Value Added Services                        E-Commerce
--------------------------------------- -------------------------------------- -------------------------------------

          Fiber Access Nodes                      Image Compression                       Image Zooming
            Voice over IP                     Voice and Data Streaming                  Image Compression
              ADSL, ISDN                      Real Time Streaming Video              Voice and Data Streaming
             T1, E1, V.35                            Video Mail                     Real Time Streaming Video
                                                    Voice over IP                           Video Mail
                                                 Facial Recognition                       Voice over IP

         In addition to the foregoing, we have an exclusive license to market products and source code for the product lines of our former subsidiary, Develcon. Such license covers the Athena product lines to Fortune 100 companies based in the United States, as well as a non-exclusive license to market all of Develcon's product lines to other customers worldwide. In the future, we plan to integrate our proprietary technology and the technology that we have exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

         Compression Technologies and Products

         Our patented wavelet compression techniques deliver video, multimedia and data at higher compression ratios, increased transmission speeds, improved image quality rate and lower cost than similar products currently on the market. Wavelet technology provides a flexible tool for the following applications:

     o    E-retail zooming;
     o    real time streaming video;
     o    IP video conferencing;
     o    video mail;
     o    image compression; and
     o    multimedia communication and storage value added services.

We believe that these value added services afford customers a competitive edge by allowing unparalleled desktop video applications to be delivered at high speeds.

         We currently provide the following visual and compression technologies for bandwidth-conscious multimedia enterprises seeking efficient Inter- and Intranets for their business:

                                     Visual and Compression Technology Products

  -----------------------------------------------------------------------------------------------------------------

  Store and Forward Video                Video Conferencing-                  Imagery-

  Mail and Visual Notification                    IP-based wavelet                 24 Bit Color

  Facial Recognition                              323 video conferencing           Grey

  Enhanced Zooming                       Real Time Video                           Non-Uniform

  -----------------------------------------------------------------------------------------------------------------

         Our key products include the Lightning Strike suite of products that include the following:

     o LS Video Messenger - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;
     o    LS Video Interactive - a Video Conferencing product;
     o LS Power Zoom - a product that allows a user to zoom and pan on still images; and
     o LS Video Stream - a streaming video product that allows users to view video on demand.

         These product lines serve as the foundation for our value added services, Internet and E-commerce business, and are currently our main focus for future expansion. We intend to develop similar video and data compression products to differentiate customers from their competitors and capitalize on the Internet's commercial potential.

         We design and sell fiber optic networking products that carry a myriad of voice, data and video streams. We offer a full line of multiprotocol information transport platforms for SDH/SONET optical backbones in public and private networks. These products include add-drop multiplexers ranging from STM-4/OC-12 to STM-1/OC-3 bandwidths, as well as Digital Loop Carriers (DLC's).

         Starpoint

         Our main fiber optic networking products is the "Starpoint," a full-feature DLC that incorporates V5.2 compliance, a Cross Connect and add/drop multiplexer functionality in one unit. This fiber optic multiplexer allows efficient transmission of voice, data and video channels from backbone equipment to network users. The product uses the latest V5.2 standards, as established by the International Telecommunications Union, and offers more network node locations than any other competitor, at a significantly lower price. Starpoint supports communication using Bellcore and ITU-T standard voice and data interfaces over fiber optic T1 and E1 connections and has the ability to add interfaces, such as ISDN, BRI/PRI, xDSL, Ethernet, POTS (voice), Payphon and video, with an upgrade path to a full SONET/SDH compliance. In addition, because it is the first SONET/SDH/V5.2 compliant product to use cross-connects and slick 96 based DLC architecture, its small footspace permits installation in more confined areas than normally required for such units.

         Our product line serves as the foundation for our public and private network access business. We intend to expand this business, particularly in foreign markets where we believe demand for such products is increasing.

Computer Networking Products

         Athena Product Lines - Edge and Central Site Communications and Multi-Protocol Access

         We have an exclusive license to market Athena products and the source code for the Athena product line to Fortune 100 companies based in the United States.

         The Athena platform, introduced in 1994, is an edge and central site communications system that offers a flexible, scalable platform for the integration of switching, routing and network access services. Athena supports various computing environments and networking technologies and allows clients to optimize and expand existing networks cost effectively. Athena can simultaneously support Ethernet and Token Ring LAN interfaces, IP/IPX routing, transparent bridging, legacy protocols and services such as Frame Relay, X.25, PPP and ISDN. Network carriers often adopt Athena as an Edge Switch for the periphery of existing higher-speed networks, including branch office networks supporting mission critical applications.

         Athena Access, released in 1998, is a voice/data communication product for branch office access. Athena Access utilizes advanced voice compression technologies to transport voice traffic over public frame relay networks, or IP networks such as the Internet. The product affords clients exceptional voice clarity and significant long distance cost savings over public telephone networks. Like all Athena products, Athena Access has integrated routing functionality, frame relay switching, X.25 switching, legacy protocol access and ISDN capabilities.

         Orbiter Product Lines - Ethernet Access Routers

         We also have a non-exclusive license to market the Orbiter product lines worldwide. Develcon's Orbitor family of Ethernet Access Routers provides routing solutions for small- to medium-sized offices.

         The Orbitor 500 allows small office and home office users to combine data and voice traffic over a single ISDN access line for cost-effective access to the Internet, corporate Intranets and remote corporate computing facilities.

         The Orbitor 530 provides the full-featured performance and functionality of large office access routers in a compact platform priced for small office budgets. The Orbitor 530 provides access to both frame relay and IP networks such as the Internet.

         The Orbitor 5100 is modular access router designed to provide safe, secure, and reliable network access for branch office locations. The Orbitor 5100 offers advanced link management features to deliver maximum performance and uptime in critical network environments.

         The Orbitor 6100 Central Site Router is a central office router that supports up to fourteen lines using any combination of frame relay, leased line or ISDN services.

         We plan to integrate our proprietary technology with the technology exclusively licensed from our former subsidiary, Develcon, to expand our network access product lines.

Manufacturing

         We intend to manufacture our products through a full service manufacturing partner with facilities and daily operations employing Bellcore reliabilty standards. Our engineering is responsible for interpreting all specifications for products built by the manufacturing subcontractors and resolves all manufacturing issues with customers. Our Quality Assurance is responsible for the certification of all our operations and our subcontractor's quality standards. We establish workmanship specifications, certify personnel, and maintain the necessary audits to monitor total compliance. In addition, we determine the best methods to monitor quality indices and will implement closed loop corrective actions. This monitoring extends to all levels of our company.

Customers

         While our subsidiaries do not currently share customers, we plan to create a national accounts organization to represent all of our product lines to distribution channels.

         Our customers include Internet Service Providers, Video Conferencing Providers and Specialized Service Providers. These customers employ our technology to provide multi-media services and I/P videoconferencing to broadband ISP customers.

         We plan to use a combination of distribution channels, including value-added OEM Integration, private label agreements, high volume distribution and high-end direct account sales.

Competition

         We expect to face increased competition, particularly price competition, from other telecommunications equipment and technology providers. These vendors may develop products with functionality similar to our products or may provide alternative network solutions. Our OEMs may also compete with us by selling their own current products or products that they may develop, as well as selling products that they purchase from us. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to develop and offer competing products.

         Many of our current and potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger installed customer base, than us. Consequently, these competitors can devote greater resources to the development, promotion, sale and support of their products. In addition, competitors with a large installed customer base may have a significant competitive advantage over us. Accordingly, these potential customers may not consider or evaluate our products

         We believe that we must invest significant resources in developing new products, enhancing current products and maintaining customer satisfaction to remain competitive. If we fail to do so, our products may not compete favorably with our competitors' products, and our business could be materially adversely affected.

         It is also common in the networking industry for competitors to acquire companies to introduce new products or emerging technologies. Consequently, competitors with larger market capitalizations or cash reserves than us will be better positioned to acquire new technology or products capable of displacing our product lines. If we fail to effectively introduce new products and enhancements on a timely basis, our business may be materially adversely affected.

Marketing, Sales and Distribution

Sales

         We market our compression technology products to the following market segments:

     o high speed quality image delivery in closed or open (Java) environments;

     o enhanced zooming to E-Commerce enterprises, particularly retail merchandise companies selling products in an electronic commerce environment; and

         We have a direct sales and marketing force of seven persons. We intend to increase this number in the first two quarters of 2000 as we release our products.

         We utilize five in-house sales specialists to develop sales through distribution network channels and direct accounts. Our initial sales strategy focuses sales coverage to key accounts in the following principal target market segments:

          o    Asia Pacific telecommunications companies,
          o    power utilities,
          o    metropolitan fiber optic networks,
          o    private business, and
          o    military facilities.

         We believe that deregulation in the Asia Pacific and Latin American countries will play a key role in our sales in the years 1999 and 2000. As these countries update and upgrade their telecommunications systems we believe digital loop carrier products will be essential to deliver services to end users. In addition, we are currently cultivating customer relationships through customer funding programs and development projects with an Asian Pacific telecommunications provider.

Distribution

         We utilize a multi-channel strategy in distributing our products and services. In general, these channels include:

         o Value-Added OEM Integration;
         o Private Label Agreements;
         o High Volume Distribution; and
         o High-End Direct Account Sales.

         We currently have distribution channels in North America and Asia, and are seeking additional distribution channels in Western Europe, Mexico and South America.

         We intend to sell our compression technology products using partners, joint ventures, OEM arrangements, integrators and direct sales.

         We are currently positioning ourselves internationally through OEM, Private Label and High Volume Distribution partners. To that end, the subsidiary has partnered with the following distribution outlets:

          o Opicom Co., Ltd., a major supplier of telecommunications and DLC test equipment in Korea;
          o BOCOM, a major supplier of telecommunications and DLC test equipment in China;
          o Customer Premise Equipment (CPE) suppliers of T1, voice and data interface equipment in and
          o Large System suppliers such as Harris, TRW, Hughes, SAIC, Phillips and Singapore Technologies.

         We are also pursuing relationships with distribution channels in Australia, Mexico and Malaysia/Singapore. Domestically, we intend to target Inter-Exchange Carriers and suppliers of wireless communications equipment.

Product Liability Insurance

         We carry product liability insurance coverage on its products in the amount of $2,000,000.

Employees


         As of June 30, 2000, we employed 59 full-time employees, 2 part-time employees and 8 consultants.


Facilities

         Our executive offices are located at 83 Mercer Street, 3rd Floor, New York, NY 10012. Rent for this facility equates to approximately $6,500 per month.

         An additional leased facility is located in Dallas, Texas. Vianet's lease on the facility ends in June 2000. Rent for this facility equates to approximately $3,690 per month.

         Vianet Labs' headquarters are located at a 9,000 square foot leased facility in Denton, Texas. Vianet Labs' lease on the facility ends in June 2000. Rent for this facility equates to approximately $4,000 per month.

         Vianet Access is headquartered in Plano, Texas, and leases a 5,000 square foot facility. Vianet Access' lease on the facility ends on December 31, 2000. Currently, rent for this facility equates to approximately $4,300 per month.

         Vianet plans on consolidating the company's activities in Texas into a single location by third quarter 2000. In connection with this activity, the Company has entered into a 5 year lease agreement for office space in Plano, Texas. The annual rent for this facility is approximately $183,400 for the initial lease year, $220,000 in year 2, $239,200 in years 3 and 4, and $258,300 in year 5, plus the tenant's proportional share of operating and other expenses. The terms of the lease require 200,000 shares of registered common stock to be placed in escrow as a security deposit. The shares will be released from escrow and returned to Vianet for cancellation at a rate of 20% per annum.


Legal Proceedings

         We are not a party to any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

The executive officers, directors and key executives of Vianet, and their ages as of January 1, 1999, are as follows.

          NAME           AGE                       POSITION
          ----           ---                       --------
Jeremy T.G. Posner        53          Chairman of the Board
Peter Leighton            46          President, Chief Executive Officer,
                                         Director
Vincent Santivasci        28          Chief Financial Officer
Robert H. Bailey          56          Director
Darrell J. Elliot         49          Director
F. Paul Whitlock          56          Director
Timothy P. Sullivan       58          Director


Set forth below is a biographical description of each director and senior executive officer of Vianet based on information supplied by each of them.

         Peter Leighton, a co-founder of Vianet, has been President and Chief Executive Officer of Vianet since its inception. He is also a Director of Thermacell Technologies, Inc. From 1989 to 1997, he was the Chief Executive Officer of Intelect Communications, Inc. While he was with the company, he and Mr. Posner oversaw a series of restructurings, acquisitions, financings and dispositions that transitioned Intelect from the firearms industry to the technology sector. He has over fifteen years of experience working with companies in the US, Europe and South America. He holds a Chartered Accountant of the Canadian Institute of Chartered Accountants and has a B.Sc. Engineering Science degree from Exeter University in England.

         Jeremy Posner, a co-founder of Vianet, has been the Chairman of Vianet since its inception. From 1988 to 1997, Mr. Posner was a Senior Vice President and Director of Intelect Communications Inc. During this period, Mr. Posner worked closely with Mr. Leighton to reposition the company in the technology sector. Prior to joining Intelect, Mr. Posner headed an international investment group where he assisted emerging companies, raised venture capital and assisted with the development of companies. Mr. Posner holds a MBA form York University, Toronto Canada, and a Bachelors of Law from the University of Birmingham, England.


         Vincent Santivasci joined Vianet as Chief Financial Officer in August 1999. He is a member of the American Institute of Certified Public Accountants and is registered with the National Association of Securities Dealers in the United States of America as a General Securities Representative and a General Securities Principal. Mr. Santivasci acted as Director, Officer and General Securities Principal for three international investment companies while serving as an Account Manager for Leeds Management Services Limited in Bermuda from July 1997 to July 1999. Prior to his employment at Leeds Management, Mr. Santivasci held a supervisory audit position with Arthur Andersen LLP. Arthur Andersen LLP employed him in 1993, upon completion of his Bachelor of Science in Accounting from the University at Albany.

         Timothy P. Sullivan has been a Director of Vianet since June 2000. Mr. Sullivan is currently Vice President and General Manager, Optical Area Networking for Lucent Technologies, Inc. Previously he held senior management positions with Connectware, Inc., Nortel and IBM. Mr. Sullivan has a BSEE degree from the University of Notre Dame, South Bend, Indiana.

         Robert H. Bailey has been a Director of Vianet since inception. For more than ten years, Mr. Bailey has been Vice President of AMS Planning & Research Corporation, a consulting firm specializing in the planning and development of arts and entertainment facilities, market research and strategic and long range planning.

         Darrell J. Elliot has been a Director of Vianet since inception. Mr. Elliot is also the President and Chief Executive Officer of Isuma Strategies Inc., a financial consulting firm. Previously, Mr. Elliott was Vice President of Western Region of Royal Bank Capital Corporation, a venture capital subsidiary of the Royal Bank of Canada.

         F. Paul Whitlock has been a Director of Vianet since inception. Mr. Whitlock is the founder and Director of NetGain Consulting Limited, a UK based firm providing management consulting and project management services to the telecommunications industry. He was previously a Director of Consultancy Services, Nortel Europe and Business Planning Manager for Nortel Integrated Networks.

Director and Executive Compensation

         Each Director's term of office lasts until the next annual meeting of stockholders where a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive Officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

         During the fiscal year ended December 31, 1998, no remuneration was paid by Radar to any of its officers or directors, except that they were entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses if any, made on Radar's behalf in the investigation of business opportunities. None of the individuals who were officers or directors of Radar prior to the Vianet/Radar Merger are currently officers or directors of Vianet.

         The following table sets out annual compensation, long-term compensation and all other compensation awarded to Vianet's Chief Executive Officer, Chairman of the Board and Chief Operating Officer, for services rendered in all capacities (the "Named Executive Officers"), during its fiscal year ended December 31, 1999. Other than as listed below, Vianet had no other executive officers whose total salary and bonus exceeded $100,000 for that fiscal year.


------------------------------------------------------------------------------------------------------------------------
                                                                                       Long-Term Compensation
                                                                         -----------------------------------------------
                                                                                  Awards                 Payouts
                                                                         -----------------------------------------------
                                                                         Restricted    Securities     LTIP   All Other
                                                       Other                Stock       Underlying   Payouts  Compen-
                                                      Compen-               Award(s)     Options/      ($)     sation
Name              Position      Year     Salary(1)    sation      Bonus       ($)         SARs                   ($)
                                                                                         (#)(2)
------------------------------------------------------------------------------------------------------------------------
Peter Leighton    President     1999    $125,000      $----       $----       ----        ----        ----      ----
                  and Chief
                  Executive
                  Officer
------------------------------------------------------------------------------------------------------------------------

Jeremy Posner     Chairman      1999    $75,000       $----       $----       ----        ----        ----      ----
------------------------------------------------------------------------------------------------------------------------

Bruce Arnstein(3) Chief         1999    $101,000      $----       $----       ----       150,000      ----      ----
                  Operating
                  Officer
------------------------------------------------------------------------------------------------------------------------

----------------
(1) As of December 31, 1999, Mr. Leighton's annual salary from Vianet is $250,000, Mr. Posner's annual salary from Vianet is $150,000 and Mr. Arnstein's annual salary from Vianet is $250,000.
(2) The number of securities under options granted reflects the number of Vianet Shares that may be purchased upon the exercise of such options.

(3) Mr. Arnstein became the Chief Operating Officer of Vianet in the second quarter of 1999. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet.


                       STOCK OPTIONS GRANTS AND EXERCISES

         The following table shows the value at December 31, 1999 of unexercised options held by the named executive officers:

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values
-----------------------------------------------------------------------------------------------------------------------
                                                                  Number of securities         Value of unexercised
                                                                 underlying unexercised       in-the-money optionsat
                                                                    options at fiscal            fiscal year-end
                                                                      year-end (#)                     ($)
-----------------------------------------------------------------------------------------------------------------------
        Name            Shares acquired on     Value Realized
                           exercise (#)             ($)         Exercisable/unexercisable   Exercisable/unexercisable
-----------------------------------------------------------------------------------------------------------------------
Peter Leighton,                 Nil                 Nil             200,000 / Nil (1)            $612,500 / Nil (2)
President and Chief
Executive Officer
-----------------------------------------------------------------------------------------------------------------------
Jeremy Posner,                  Nil                 Nil             200,000/ Nil (1)             $612,500 / Nil (2)
Chairman
-----------------------------------------------------------------------------------------------------------------------
Bruce Arnstein,                 Nil                 Nil             66,667 / 83,333 (1)          $170,834 / 213,541 (2)
Chief Operating
Officer(3)
-----------------------------------------------------------------------------------------------------------------------

---------------------------
(1) Represents presently exercisable options to purchase 200,000 shares of common stock at $1.00 per share.
(2) Assumes a fair market value of $4.0625 per share of common stock which is the closing price for the Company's common stock on December 31, 1999.

(3) Mr. Arnstein ceased to be the Chief Operating Officer of Vianet effective in June 2000.

Employment Agreements


         In April 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Peter Leighton, and Xelix Capital Limited., an entity owned and controlled by Jeremy Posner, effective as of January 1, 2000. The consulting agreements provide for base fees to CFM Capital Limited of $250,000 and base fees to Xelix Capital Limited of $150,000 per year (the "Base Fee"). In addition, consulting agreements provide that Vianet shall pay such additional compensation as shall be determined from time to time by the Board of Directors based upon the attainment of specific criteria as agreed to from time to time. The consulting agreements also provide for reimbursement of reasonable costs and expenses incurred. The consulting agreement are terminable (i) by either party in the event the other party fails to perform in accordance with the provisions of this Agreement, or (ii) by Vianet, at any time, upon thirty (30) days written notice. Upon termination the consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by consultant, Vianet shall pay to consultant an amount equal to or a change in control of Vianet, in addition to earned but unpaid Consulting Fees payable in accordance with Section 3, Vianet shall pay to Consultant severance in the amount equal to two times the Base Fee. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination. Except for the foregoing terms, Vianet has not entered into other employment or consulting agreements with any of the Named Executive Officers.

Stock Option Plans

         The 1999 Option Plan was adopted by the Board of Directors in March 1999, and was approved by the shareholders in June 2000. The Plan provides for the issuance of up to 5,000,000 options.

         Over the period from March 1, 1999, to the date of this Prospectus, the Company has granted options to purchase an aggregate of 1,167,000 shares of Common Stock under the 1999 Option Plan, including options to purchase a total of 610,000 shares of Common Stock issued to officers and directors of the Company. The following table sets forth the number of options granted to the Company's officers and directors under the 1999 Option Plan:

         NAME AND POSITION                              NUMBER OF OPTION SHARES
         -----------------                              -----------------------

         Peter Leighton, President, Chief
           Executive Officer and Director                       200,000

         Jeremy T.G. Posner, Chairman                           200,000

         Vincent Santivasci, Chief Financial Officer             50,000

         Elizabeth Disiere, Secretary                            40,000

         Darrell Elliott, Director                               40,000

         Robert Bailey, Director                                 40,000

         Paul Whitlock, Director                                 40,000

         Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The 1999 Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1999 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

          The primary purpose of the 1999 Option Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which the company operates. In the event that the 1999 Option Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

ADMINISTRATION

         The 1999 Option Plan, is administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 1999 Option Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

         Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

         Members of the Board of Directors who are eligible employees are permitted to participate in the 1999 Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1999 Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 1999 Option Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

         Under the 1999 Option Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 1999 Option Plan.

TERMS OF OPTIONS

         The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

     (a) Purchase Price. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

     (b) Vesting. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

     (c) Expiration. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten
         (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 1999 Option Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

     (d) Transferability. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (e) Option Adjustments. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

         Except as otherwise provided in the 1999 Option Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

     (f) Termination, Modification and Amendment. The 1999 Option Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

STOCK APPRECIATION RIGHTS

         The 1999 Option Plan also permits the granting of one or more Stock Appreciation Rights to eligible participants. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to the participant of the related Options; provided, however, that: (i) any Option shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right shall expire and not be exercisable upon the exercise of any Option with respect to the same share, and (iii) an Option and a Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the participant shall be entitled to receive an amount equal to the excess, if any, of (A) the fair market value of a share of Common Stock on the date of exercise over (B) the exercise price of such Stock Appreciation Right.

 FEDERAL INCOME TAX ASPECTS OF THE 1999 OPTION PLAN

         THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 1999 OPTION PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1999 OPTION PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

         The 1999 Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 1999 Option Plan.

          If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

          If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 1999 Option Plan.

          The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 1999 Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information regarding ownership of the Company's Common Stock as of August 24, 2000, by (i) each person known by the Company to beneficially own more than five percent (5%) of Vianet's outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group.

                                                    Number of Shares             Approximate
                                                      Beneficially             Percentage of
Name**                                                   Owned                  Common Stock***
------                                                -----------               -------------
Jeremy T.G. Posner                                   2,280,829 (1)                  9.8%
Peter Leighton                                       2,000,000 (2)                  8.6%
WorldCorp Management Group, Inc.                     2,330,000 (3)                  9.3%
          6245 North Federal Highway, Suite
          400, Fort Lauderdale, Florida 33308.
John E. Shaunfield                                   1,373,984 (6)                  5.8%
          3225 Monette Lane
          Plano, TX 75025
Seneca Capital International, Ltd.                   3,500,000 (7)                 13.9%
          527 Madison Ave, 11th Floor
          New York, NY 10022
Discovery International Limited                      3,833,996 (8)                 14.8%
          P.O. Box HM2006
          Hamilton HMHX, Bermuda
Union Development Corp.                              1,518,140 (9)                  6.3%
          P.O. Box HM1437
          Hamilton HMFX, Bermuda
Tehan Oh                                             1,303,984 (10)                 5.5%
          431 East Grand Ave.
          El Segundo, CA 90245
Robert H. Bailey                                        20,470 (4)                    *
Darrell J. Elliot                                       20,000 (4)                    *
F. Paul Whitlock                                        20,000 (4)                    *
Officers and Directors as a Group
(8 persons)                                          4,422,487 (1)(2)(4)(5)        18.8%
------------------------------------------------------------------------------------------------


* Less than one percent.
** Except as noted above, the address for the above identified officers and directors of the Company is c/o Vianet Technologies, Inc., 83 Mercer Street, New York, New York, 10012.
*** Percentages are based upon the assumption that the stockholder has exercised all of the currently exercisable warrants and options he or she owns which are currently exercisable or exercisable within 60 days and that no other stockholder has exercised any options he or she owns.
(1) Includes (i) an aggregate of 2,046,391 shares owned by entities controlled by Jeremy Posner, (ii) 232,520 shares which may be issued pursuant to warrants and options owned by Mr. Posner, which options are currently exercisable, and (iii) 1,918 shares owned by Mr. Posner's wife, as to which he disclaims beneficial ownership.
(2) Includes (i) 1,800,000 shares owned by entities controlled by Peter Leighton and his wife, and (ii) 200,000 shares that may be issued pursuant to warrants and options owned by Mr. Leighton, which options are currently exercisable.
(3)  Includes 370,000 shares and 1,960,000 common stock purchase warrants.
(4) Does not include 40,000 shares which may be issued under outstanding stock options, approximately 1/2 of which shares are not exercisable and subject to a 1.5 year vesting period.
(5) Does not include 50,000 shares which may be issued under outstanding options, which is subject to vesting periods ranging from 1 to 3 years.
(6) Includes 550,000 shares held by John E. Shaunfield; 137,331 shares and 137,331 Class A, B and C common stock purchase warrants, respectively, held by John Shaunfield Family Limited Partnership; and 68,665 shares and 68,665 Class A, B and C Common Stock purchase warrants, respectively, held by J.E. Shaunfield Limited Partnership.
(7) Includes 896,000 shares and 1,344,000 Class D common stock purchase warrants held by Seneca Capital International Limited; and 504,000 shares and 756,000 Class D common stock purchase warrants held by Seneca Capital L.P.
(8) Includes 958,499 shares and 958,499 Class A, B and C common stock purchase warrants, respectively.
(9) Includes 379,535 shares and 379,535 Class A, B and C common stock purchase warrants, respectively.
(10) Includes 685,996 shares and 205,996 class A, B and C common stock purchase warrants, respectively.

                              SELLING STOCKHOLDERS


         The following table sets forth information regarding beneficial ownership of Vianet at August 24, 2000 on a pro forma basis adjusted to reflect the issuance of (i) 12,006,150 shares upon the exercise of outstanding class A, B, C and D common stock purchase warrants and (ii) 10,011,602 shares upon the exercise of other outstanding warrants and options, all of which shares are included in this prospectus.

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Discovery International Limited(1)                          3,833,996               3,833,996                         --
WorldCorp Management Group, Inc.(2)                         2,330,000               2,330,000                         --
Union Development Corp.(4)                                  1,518,140               1,518,140                         --
Tehan Oh                                                    1,303,984               1,303,984                         --
Georgetown Vianet Partnership(6)                            1,098,652               1,098,652                         --
Thorpe Bay Corporation(7)                                   1,052,324               1,052,324                         --
Robert Eide*(45)                                              996,960                 996,960                         --
Peter Ianace                                                  655,988                 655,988                         --
Gruntal & Co.(9)                                              644,958                 644,958                         --
Simmonds Capital Limited(5)                                   625,000                 625,000                         --
Midas Finance, Inc.(4)                                        574,662                 574,662                         --
John E. Shaunfield(44)                                        550,000                 550,000                         --
John Shaunfield Family Limited Partnership(44)                549,324                 549,324                         --
Todd Grassi                                                   534,928                 534,928                         --
John E. Shaunfield, Jr                                        480,000                 480,000                         --
AJC Equities(11)                                              400,000                 400,000                         --
Paul Fisher                                                   372,912                 372,912                         --
Royal Bank Capital Corporation(13)                            345,000                 345,000                         --
William Bossung                                               343,324                 343,324                         --
Odyssey Capital LLC(14)                                       334,596                 334,596                         --
S.G.H. Ludwig Von Baden                                       274,662                 274,662                         --
Chris Chon                                                    274,660                 274,660                         --
J.E. Shaunfield Limited Partnership(44)                       274,660                 274,660                         --
Leslie C. Quick, III*                                         274,660                 274,660                         --
Vincent Testaverde                                            274,660                 274,660                         --
Nancy Harvard                                                 274,660                 274,660                         --
Austrian Oil, Ltd.(15)                                        270,872                 270,872                         --
Craig Fisher                                                  269,812                 269,812                         --
Howard Fisher                                                 269,812                 269,812                         --
Howard Lorber*(46)                                            234,516                 234,516                         --
Harvey Bibicoff                                               205,988                 205,988                         --
Vianet Technologies, Inc.(12)                                 200,000                 200,000                         --
Anthony Heller                                                192,260                 192,260                         --
Clinton T. Rubin                                              192,260                 192,260                         --
David Manning Pate                                            192,260                 192,260                         --
Malcolm Basner*(47)                                           181,456                 181,456                         --

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Socordia Ltd(7)                                               180,000                 180,000                         --
German Brokers AG(20)                                         155,000                 155,000                         --
Dick Snyder                                                   153,552                 153,552                         --
Jennifer Flink                                                153,552                 153,552                         --
Bruce Arnstein                                                153,056                 153,056                         --
Boris Volman                                                  151,060                 151,060                         --
Neil M. Jamieson                                              147,966                 147,966                         --
A.G. Edwards C/F Michael S. Weber                             137,328                 137,328                         --
Bear, Stearns Securities Corp.F.B.O. Phyllis Charash          137,328                 137,328                         --
E.C.G. Pension Plan(22)                                       137,328                 137,328                         --
Eric Fessler                                                  137,328                 137,328                         --
Harry Adjmi c/o One Step Up                                   137,328                 137,328                         --
Holzer Family Trust                                           137,328                 137,328                         --
L.C. Quick Jr. Descendants Trust, Under Agreement Dated
 March 11, 1993, F.B.O. Peter Quick, Raymond A. Vogel
 Trustee*                                                     137,328                 137,328                         --
R.P. Associates, LLC(23)                                      137,328                 137,328                         --
Richard Hahn & Birget Feldman Hahn JTWROS                     137,328                 137,328                         --
Steve Rotter                                                  137,328                 137,328                         --
Susan Zoref                                                   137,328                 137,328                         --
Thomas Barnett Revocable Trust U.A.D. 3/18/7                  137,328                 137,328                         --
Kerry Propper*                                                137,320                 137,320                         --
Louis Calderone*                                              137,320                 137,320                         --
Marc Berger*                                                  137,320                 137,320                         --
Matthew Silverman; Susan A. Silverman                         137,320                 137,320                         --
Richard Rostholder                                            137,320                 137,320                         --
Hostales de Mercosur S.A.(15)                                 135,436                 135,436                         --
Renfroe-Olena, Ltd.(15)                                       135,436                 135,436                         --
Anthony Philip Towell                                         123,588                 123,588                         --
Benjamin Brafman                                              123,588                 123,588                         --
David L. Stetson*                                             123,588                 123,588                         --
SGJ Limited(24)                                               123,588                 123,588                         --
Lester Levine                                                 123,588                 123,588                         --
David Lowenstein                                              123,588                 123,588                         --
Mark Slezak                                                   115,886                 115,886                         --
Fairthorne Trading Limited(19)                                109,860                 109,860                         --
Kenneth J. McLeod                                             109,860                 109,860                         --
Blvd. Anesthesia Associates P.C. Pension
 Plan DTD 1/1/89 FBO Dr. Alex Weingarten                      102,988                 102,988                         --
Blvd. Anesthesia Associates P.C. Pension
 Plan DTD 1/1/89 FBO Dr. Stuart Wollman                       102,988                 102,988                         --
Herbert Spielman*                                             102,988                 102,988                         --
Keith W. Abell                                                102,988                 102,988                         --
Michael Pearson                                               100,800                 100,800                         --
Mull & Paige Associates, L.L.C.(25)                           100,000                 100,000                         --
Shelton Communications Group(27)                              100,000                 100,000                         --

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Lawrence and Ellen Newman JTWROS                               98,868                  98,868                         --
Sichenzia, Ross & Friedman LLP                                 96,666                  96,666                         --
Todd Viegut                                                    95,422                  95,422                         --
Philip Tang Yiu Cheong                                         87,500                  87,500                         --
Charles P. Adkins                                              82,388                  82,388                         --
Chris K. Kim                                                   82,388                  82,388                         --
James Favia                                                    82,388                  82,388                         --
Marc Freeman*                                                  82,388                  82,388                         --
Vivian Ingrassia                                               82,388                  82,388                         --
Richard Arnstein                                               70,660                  70,660                         --
Amy Kuriloff                                                   68,660                  68,660                         --
Bear Stearns Securities Corp F.B.O
 Vincent G. Chase IRA*                                         68,660                  68,660                         --
Bear, Stearns Securities Corp.F.B.O. Norman Basner             68,660                  68,660                         --
Bear, Stearns Securities Corp.F.B.O. Robert Frome              68,660                  68,660                         --
Blvd. Anesthesia Associates P.C. Pension Plan DTD
 1/1/89(28)                                                    68,660                  68,660                         --
Blvd. Anesthesia Associates P.C. Pension Plan DTD
 1/1/89 FBO Dr. Chunil Ruder                                   68,660                  68,660                         --
Hallman and Lorber Profit Sharing Plan                         68,660                  68,660                         --
Jeffrey S. Podell Retirement Plan                              68,660                  68,660                         --
John Romano*                                                   68,660                  68,660                         --
Keith Kantowitz                                                68,660                  68,660                         --
Kenard G. Strauss                                              68,660                  68,660                         --
Kenneth Perlman*                                               68,660                  68,660                         --
Kenneth T. Lurich, Jr. and Madolyn Lurich, JT TEN              68,660                  68,660                         --
Leonard Novick                                                 68,660                  68,660                         --
Louis Perlman                                                  68,660                  68,660                         --
Mark D. Bosses                                                 68,660                  68,660                         --
Roger Fisher                                                   68,660                  68,660                         --
Ruth Greenwald*                                                68,660                  68,660                         --
Seong K. Kim                                                   68,660                  68,660                         --
Stacey Cohen                                                   68,660                  68,660                         --
Ted Grassi                                                     68,660                  68,660                         --
Thomas F. Grassi                                               68,660                  68,660                         --
Young-kon Lee                                                  68,660                  68,660                         --
David Turnbull                                                 65,808                  65,808                         --
Richard Snyder                                                 65,808                  65,808                         --
Albert H. LeBlanc                                              62,500                  62,500                         --
J.G. King                                                      61,788                  61,788                         --

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Richard Etra and Kenneth Etra, JTWROS                          61,788                  61,788                         --
Mark Honigsfeld Revocable Living Trust                         61,788                  61,788                         --
Geoffrey Bennett                                               57,350                  57,350                         --
E.B.M. Associates, Inc.(29)                                    55,596                  55,596                         --
Dermot Grady                                                   54,928                  54,928                         --
Jin-soo In                                                     54,928                  54,928                         --
Louis Libin                                                    53,548                  53,548                         --
Paul G. Tonon                                                  53,548                  53,548                         --
Freeride.com LLC(33)                                           50,000                  50,000                         --
Ron Evangelista                                                50,000                  50,000                         --
Accurate Office Supply, Inc.(30)                               41,188                  41,188                         --

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Andrew Finkelstein                                             41,188                  41,188                         --
Dana Stetson                                                   41,188                  41,188                         --
Eileen Freeman                                                 41,188                  41,188                         --
Lori A. Bonaldi                                                41,188                  41,188                         --
Melissa Mason                                                  41,188                  41,188                         --
Ronald I. Wagner                                               41,188                  41,188                         --
Susanne Tierney                                                41,188                  41,188                         --
William A. Tollestrup                                          41,188                  41,188                         --
Andrew Kurkulis                                                41,130                  41,130                         --
Hongyang Chao                                                  37,471                  37,471                         --
Cleopas Angaye                                                 35,185                  35,185                         --
Adrienne Grossman                                              34,328                  34,328                         --
Blvd. Anesthesia Associates P.C. Pension Plan DTD
 1/1/89 FBO Dr. C.B. Ruder                                     34,328                  34,328                         --
Fred Greco and Marcia Greco JTWROS                             34,328                  34,328                         --
Julie Assael                                                   34,328                  34,328                         --
Martin Orenstein and Marjorie Orenstein JTWROS                 34,328                  34,328                         --
Michele Pesner                                                 34,328                  34,328                         --
MKB Associates Inc.*(37)                                       34,328                  34,328                         --
Robert T. Martin                                               34,328                  34,328                         --
Mikhail A. Filimonov                                           32,948                  32,948                         --
Murray H. Gross                                                32,948                  32,948                         --
Mort Meyerson                                                  32,904                  32,904                         --
Shelton Stillman                                               32,904                  32,904                         --
Jeremy Posner                                                  32,520                  32,520                         --
Frederic Greenwald*(48)                                        32,084                  32,084                         --
Siyuan Chen                                                    30,232                  30,232                         --
C2, LLC(38)                                                    28,963                  28,963                         --
Vision Capital Partners LLC(39)                                28,963                  28,963                         --
Ming Wei                                                       28,548                  28,548                         --
Valtrie Marketing Inc(40)                                      27,551                  27,551                         --
Dimitri Sogoloff                                               27,460                  27,460                         --
Lee Richardson                                                 27,460                  27,460                         --
Natalia Oblonsky                                               27,460                  27,460                         --
Vincent Santivasci                                             27,460                  27,460                         --

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Dick Laible                                                    26,323                  26,323                         --
HK Partners*(41)                                               24,708                  24,708                         --
Steven & Lise Shankman JTWROS*                                 24,708                  24,708                         --
Hongbing Lian                                                  22,155                  22,155                         --
Patrick McClain                                                21,936                  21,936                         --
Otto R. Kozak                                                  20,588                  20,588                         --
Darrell Elliott                                                20,000                  20,000                         --
Paul Whitlock                                                  20,000                  20,000                         --
Robert Bailey                                                  20,000                  20,000                         --
Hua Chai                                                       19,244                  19,244                         --
Albinias Kurkulis                                              16,452                  16,452                         --
Richard Berg                                                   16,452                  16,452                         --
Elizabeth Disiere                                              13,728                  13,728                         --
Lisa Jasicob                                                   13,728                  13,728                         --
Vadim M. Iosilevich                                            13,728                  13,728                         --
Hong Chen                                                      13,360                  13,360                         --
Martin Bier*(49)                                               11,064                  11,064                         --
Wanlong Li                                                     10,293                  10,293                         --

                                                              Shares                                             Shares
                                                           beneficially                                       beneficially
                                                              owned                                               owned
                                                             prior to                  Shares                     after
            Selling stockholders                           the offering                offered                 the offering
            --------------------                          --------------               -------                -------------
Clint Miller                                                    9,871                   9,871                         --
John Senko                                                      8,774                   8,774                         --
Gary T. Elkins                                                  8,226                   8,226                         --
Carl Chaleff                                                    8,226                   8,226                         --
Daniel Murphy                                                   8,226                   8,226                         --
Robert Reilly                                                   8,226                   8,226                         --
Stephen Libowsky                                                8,226                   8,226                         --
Ascom Zelcom AG(43)                                             7,500                   7,500                         --
Paul Taube                                                      5,484                   5,484                         --
Michael S. Webber                                               4,387                   4,387                         --
Lei Xuan                                                        3,292                   3,292                         --
Hongyu Li                                                       3,290                   3,290                         --
Cheng Ni                                                        2,194                   2,194                         --
Justine B. Mattos                                               2,194                   2,194                         --
Marcus Butler                                                   2,194                   2,194                         --
Mat Fisher                                                      2,194                   2,194                         --
Xaiodong Wu                                                     2,194                   2,194                         --
Nancy Miracle                                                   2,000                   2,000                         --
Ann Bingham                                                       548                     548                         --
Chris Brooks                                                      548                     548                         --
Jennifer Hamlet                                                   548                     548                         --
                                                          -----------             -----------                     ------
                                                           32,777,356              32,777,356                       --
                                                          ===========             ===========                     =======

 * The selling stockholder is either a broker-dealer or an affiliate of a registered broker-dealer. Accordingly, such selling stockholder is an underwriter as that term is defined under the Securities Act of 1933.

 (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Khiatana Gibbons may be deemed the control person of the shares owned by such entity.

 (2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Richard Ginsberg may be deemed the control person of the shares owned by such entity.


 (3)  Intentionally left blank.


 (4) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Renee Morris may be deemed the control person of the shares owned by such entity.

 (5) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, David O'Kell may be deemed the control person of the shares owned by such entity.

 (6) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Charles B. Holzer may be deemed the control person of the shares owned by such entity.

 (7) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Geoffrey Bennett may be deemed the control person of the shares owned by such entity.

 (8)  Intentionally left blank.

 (9) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, William McCluskey may be deemed the control person of the shares owned by such entity. Gruntal & Co. is a broker-dealer.

 (10) Intentionally left blank.

 (11) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Adam Cohen may be deemed the control person of the shares owned by such entity.

 (12) The Company has entered into a 5 year lease agreement for office space in Plano, Texas. The terms of the lease require 200,000 shares of registered common stock to be placed in escrow as a security deposit. The shares will be released from escrow and returned to Vianet for cancellation at a rate of 20% per annum.

 (13) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Peter Von Schilling may be deemed the control person of the shares owned by such entity.

 (14) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Lori Freeman may be deemed the control person of the shares owned by such entity. Consists of 334,596 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

 (15) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gordon Hill may be deemed the control person of the shares owned by such entity.

 (16) Intentionally left blank.

 (17) Intentionally left blank.

 (18) Intentionally left blank.

 (19) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Edward Harman may be deemed the control person of the shares owned by such entity.

 (20) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Sven Josting may be deemed the control person of the shares owned by such entity.

 (21) Intentionally left blank.

 (22) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Stephen Weschler may be deemed the control person of the shares owned by such entity.

 (23) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Richard Propper may be deemed the control person of the shares owned by such entity.

 (24) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Andrew Jewson may be deemed the control person of the shares owned by such entity.

 (25) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Mull may be deemed the control person of the shares owned by such entity.

 (26) Intentionally left blank.

 (27) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Kathy Grittner may be deemed the control person of the shares owned by such entity.

 (28) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Chunil B. Ruder may be deemed the control person of the shares owned by such entity.

 (29) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Edward Martin may be deemed the control person of the shares owned by such entity.

 (30) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Hadar Sieradsky may be deemed the control person of the shares owned by such entity.

 (31) Intentionally left blank.

 (32) Intentionally left blank.


 (33) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Ira Belsky may be deemed the control person of the shares owned by such entity.

 (34) Intentionally left blank.

 (35) Intentionally left blank.

 (36) Intentionally left blank.

 (37) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Marc Berger may be deemed the control person of the shares owned by such entity.

 (38) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Terrance Peck may be deemed the control person of the shares owned by such entity.

 (39) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Lowell Kraft may be deemed the control person of the shares owned by such entity.

 (40) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Sherman Cunningham may be deemed the control person of the shares owned by such entity.

 (41) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Kathy Finneran may be deemed the control person of the shares owned by such entity.

 (42) Intentionally left blank.

 (43) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934,
      G. Seewer may be deemed the control person of the shares owned by such entity.

 (44) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John E. Shaunfield, Sr. may be deemed the control person of the shares owned by such entity.

 (45) Includes (i) 91,164 shares and 273,492 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 632,304 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

 (46) Includes (i) 15,668 shares and 47,004 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 171,844 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

 (47) Includes (i) 24,766 shares and 74,298 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 82,392 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

 (48) Includes (i) 1,640 shares and 4,920 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 25,524 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

 (49) Includes (i) 567 shares and 1,701 shares issuable upon exercise of common stock purchase warrants purchased in the Company's Private Placement Offerings, and (ii) 8,796 shares issuable upon exercise of common stock purchase warrants issued as compensation for services rendered in connection with the Company's Private Placement Offerings.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the NASD OTC Electronic Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the NASD OTC Electronic Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commission or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Vianet

         On March 23, 1999, convertible demand notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the six months ended June 30, 1999, the Company repaid $200,000 and additional convertible demand notes of $30,000 were issued.

         In July 1999, we entered into a credit facility (the "Facility") with an entity that, at the time, Peter Leighton, our President and Chief Executive Officer was a Director and Officer. The Facility was in the amount of $3,000,000, of which approximately $2,146,000 had been drawn down as of December 31, 1999. The Facility bore interest at 10% per annum and monthly fees of $15,000. We issued 300,000 warrants exercisable at price of $2.375 in consideration for the Facility. The Facility was secured by all of our major assets, including the shares of Vianet Labs and Vianet Access, and was repayable on March 31, 2000. In March 2000, we converted the Facility into 1,430,559 shares of common stock at $1.50 per share in exchange for the retirement of the $2,145,839 outstanding under the Facility. This transaction included the issuance of 1,430,559 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00.

         In March 2000, Vianet's Board of Directors approved a two-year employment agreement with Bruce Arnstein, effective as of November 24, 1999, pursuant to which Mr. Arnstein was retained as Chief Operating Officer of the Company at an annual salary of $250,000. In addition, the employment agreement provided for Vianet to issue four year options to purchase an aggregate of 150,000 shares of common stock at an exercise price equal to the Closing Bid price for the common stock on November 24, 1999, 100,000 of which options vested as of May 1, 2000 and the remaining 50,000 options of which shall vest November 1, 2000. Such options shall also have piggy-back registration rights. Effective as of June 2000, Mr. Arnstein ceased to be the Chief Operating Officer of Vianet. Notwithstanding the foregoing, Mr. Arnstein shall continue to be employed as a consultant to Vianet through July 31, 2001, for which he will receive an aggregate of $225,000. In addition, Mr. Arnstein shall be entitled to retain the 150,000 options granted to him under his employment agreement, which options shall vest according to their original terms. Further, Mr. Arnstein has agreed not to directly or indirectly (i) solicit any employees of Vianet, or
(ii) compete with the business of Vianet, during the period of his consultancy.

         In April 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Peter Leighton, and Xelix Capital Limited., an entity owned and controlled by Jeremy Posner, effective as of January 1, 2000. The consulting agreements provide for base fees to CFM Capital Limited of $250,000 and base fees to Xelix Capital Limited of $150,000 per year (the "Base Fee"). In addition, consulting agreements provide that Vianet shall pay such additional compensation as shall be determined from time to time by the Board of Directors based upon the attainment of specific criteria as agreed to from time to time. The consulting agreements also provide for reimbursement of reasonable costs and expenses incurred. The consulting agreement are terminable (i) by either party in the event the other party fails to perform in accordance with the provisions of this Agreement, or (ii) by Vianet, at any time, upon thirty (30) days written notice. Upon termination the consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by consultant, Vianet shall pay to consultant an amount equal to or a change in control of Vianet, in addition to earned but unpaid Consulting Fees payable in accordance with Section 3, Vianet shall pay to Consultant severance in the amount equal to two times the Base Fee. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination. Except for the foregoing terms, Vianet has not entered into other employment or consulting agreements with any of the Named Executive Officers.

Vianet Delaware

         On December 31, 1998, Peter Leighton of Hamilton, Bermuda (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of 83,333 common shares of Take Two Interactive Software Inc. (having an original acquisition cost of US$458,332) at their market value as of that date of US$469,272. In consideration, Mr. Leighton received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at a price of US$1.00 per share (after taking into consideration the Vianet/Radar Merger) and, effective March 25, 1999, was converted into Vianet Shares.

         On December 31, 1998 Jeremy Posner of Jerusalem, Israel (formerly a director and officer of Vianet Delaware) transferred to Vianet Delaware ownership of a Promissory Note issued by Develcon on December 12, 1997 in the amount of US$530,000. In consideration, Mr. Posner received a Convertible Demand Promissory Note from Vianet of equal value. The Convertible Demand Promissory Note was convertible into Vianet Shares (after taking into consideration the Vianet/Radar Merger) at the price of US$1.00 per share and, effective March 25, 1999, was converted into Vianet Shares.

Develcon

         On December 2, 1997, Neil M. Jamieson, at the time a director of Develcon, loaned Develcon the amount of $750,000 and, on December 12, 1997, Jeremy Posner, at the time a director of Develcon, loaned Develcon the amount of US$530,000, in each case to provide funds required by Develcon to finance working capital to fund expected growth in revenues. Each such loan had an original term of one year, bears interest at the rate of prime plus 1.5% annually and is secured by a charge against all present and after-acquired personal property of Develcon. Develcon may, at any time commencing five months after the date of the advance of such loans, repay all or any part of the loans without penalty.

         In consideration for providing these loans, Develcon issued to each of Mr. Jamieson and Mr. Posner Develcon Warrants exercisable to purchase an aggregate of 1,000,000 Develcon Shares, at a price of $0.25 per share, for a period of five years. Develcon has the right to require the holders of these warrants to exercise such warrants in the event that the closing price of the Develcon Shares on the TSE exceeds $0.50 per share on each day of any period of 20 consecutive trading days. In addition, in the event that, at any time within six months after the date of the advance of the loans, Develcon raises aggregate gross proceeds of at least $2,000,000 in one or more financings and repays the full amount then outstanding under the loans, 500,000 of the Develcon Warrants held by each of the lenders will be cancelled.

         Effective December 2, 1998, Mr. Posner and Develcon entered into a debt extension agreement pursuant to which, among other things, Mr. Posner agreed to the postponement of Develcon's obligation to repay the US$530,000 debt owed to him by Develcon from December 12, 1998 to the earlier of January 5, 1999 and the demand by Mr. Posner for repayment of such debt.

         On December 31, 1998, Mr. Posner assigned to Vianet Delaware his loan to Develcon. Mr. Posner did not demand the repayment of such loan prior to its assignment and neither Vianet Delaware nor Vianet has demanded the repayment of such loan since its assignment, pending the completion of a business combination between Develcon and Vianet. The original terms of the loan from Mr. Posner to Develcon were not formally amended when the loan was assigned to Vianet Delaware.

         Effective December 7, 1998, Mr. Jamieson and Develcon entered into a debt extension agreement pursuant to which, among other things, Mr. Jamieson agreed to the postponement of Develcon's obligation to repay the balance of approximately $634,000 (including principal in the amount of $575,000) then owing to him by Develcon from December 2, 1998 to January 5, 1999.

         By agreement dated January 10, 1999, Mr. Jamieson agreed to the further postponement of the repayment of the amount owing to him by Develcon from January 5, 1999 to April 30, 1999, provided that Mr. Jamieson is satisfied, acting reasonably, that either Develcon and Vianet are working to enter into a merger agreement or Develcon makes principal payments to Mr. Jamieson of $150,000 at the time of the advance of the Loan, $200,000 on March 15, 1999 and $225,000 on April 30, 1999. Develcon made the required payments of $150,000 and $200,000. In connection with the further postponement of the repayment of Develcon's debt to Mr. Jamieson, Vianet agreed, subject to the completion of its business combination with Develcon, to grant Mr. Jamieson warrants to purchase 75,000 Vianet Shares at a price of US$4.00 per share for a period of two years.

                          DESCRIPTION OF CAPITAL STOCK

         The company has an authorized capital stock consisting of 100,000,000 Common Shares, $.001 par value, of which 23,055,000 shares are issued and outstanding.

Common Shares

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.


Class A, B, and C Warrants

         As of August 22, 2000, Vianet had fully vested and exercisable outstanding class A, B, and C warrants to acquire a total of approximately 10,947,321 shares of common stock, which warrants are exercisable for a five year period. The class A warrants are exercisable at a price of $2.00 per share; the class B warrants are exercisable at a price of $2.50 per share; and the class C warrants are exercisable at a price of $3.00 per share. The exercise prices of the class B warrants and class C warrants are equal to 125% and 150% respectively, of the class A exercise price ($2.00). The exercise price and the number of shares issuable upon exercise of the class A, B and C warrants are subject to adjustment upon the occurrence of certain events, including:

         o subdivisions or combinations of the common stock;
         o reclassifications, consolidations or mergers;
         o the issuance of common stock as a dividend on shares of common stock.

In addition, the exercise price of the class A, B and C warrants is subject to readjustment in the event that the closing price of the common stock on the date of this prospectus is less than $2.00 per share. The adjusted exercise prices resulting from the price of the common stock dropping below $2.00 per share on the date of this prospectus shall be calculated as follows:

         Class A Warrants = Market Price
         Class B Warrants = Market Price x 1.25;
         Class C Warrants = Market Price x 1.5.

Any readjustment in the number of the exercise price of the class A, B and C warrants shall only apply to the unexercised portion of the warrants.

         The class A, B and C warrants may be exercised upon surrender of the warrant certificates on or prior to the expiration date at Vianet's offices, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price to Vianet for the number of warrants being exercised. The warrants do not confer upon the holder any voting rights or any other rights as a stockholder.

         In addition, Vianet has placement agent warrants to purchase up to approximately 5.1 units, each unit consisting of 66,666 shares of common stock and a like number of class A, B, and C warrants. The placement agent warrants are exercisable for a period of five years at a price of $100,000 per unit. The class A, B and C warrants issuable upon exercise of the placement agents warrants are identical to the class A, B and C warrants described above.

Class D Warrants

         As of August 22, 2000, Vianet had fully vested and exercisable outstanding class D warrants to acquire a total of approximately 5,949,286 shares of common stock. The class D warrants are exercisable until April 14, 2003, at a price of $4.50 per share. The exercise price and the number of shares issuable upon exercise of the class D warrants are subject to adjustment upon the occurrence of certain events, including:

         o subdivisions or combinations of the common stock;
         o reclassifications, consolidations or mergers;
         o the issuance of common stock as a dividend on shares of common stock.

Any readjustment in the number of the exercise price of the class A, B and C warrants shall only apply to the unexercised portion of the warrants.

         The class D warrants may be exercised upon surrender of the warrant certificates on or prior to the expiration date at Vianet's offices, with the exercise form completed and executed as indicated, accompanied by full payment of the exercise price to Vianet for the number of warrants being exercised. The warrants do not confer upon the holder any voting rights or any other rights as a stockholder.

         The holders of the class D warrants have granted a power-of-attorney to a duly authorized officer of Vianet to negotiate the terms and conditions of any lock-up agreement or any other restrictions on the right of such holder to sell his or its shares of common stock that may be imposed by any underwriter in connection with any proposed public offering or by Nasdaq in connection with any application for listing made by Vianet to Nasdaq.

Other Warrants and Options

         As of August 22, 2000, Vianet had other outstanding warrants and options to acquire approximately 12,712,431 shares of common stock, exercisable at prices ranging between $0.01 and $12.00.

Recent Financings

         Since December 1999, we have completed several offerings of securities. The following sets forth a summary of each such offering:

    o From December 1999 through February 2000, we completed a private placement offering, with Aegis Capital, Inc. (Aegis) as placement agent, in which we sold an aggregate of approximately 34.5 units for gross proceeds of approximately $3,450,000. The units consisted of an aggregate of (1) 2,302,282 shares of common stock, and (2) 2,302,282 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such offering, Aegis Capital received warrants to purchase an aggregate of approximately
         3.45 Units (or an aggregate of 230,215 shares of common stock and 230,215 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit.

    o In February 2000, Vianet completed a private placement offering in which we sold an aggregate of approximately 18 units for gross proceeds of approximately $1,800,000. The units consisted of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such offering, Donald & Co. received warrants to purchase an aggregate of approximately 1.25 Units (or an aggregate of 83,649 shares of common stock and 83,649 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit.

         The purchasers of the securities in each of the above referenced offerings received certain rights to receive additional shares and to have the exercise prices of their warrants adjusted in certain events. For a complete description of such rights, see "Rights of Holders of Securities Purchase in Our Recent Private Placements" below.


         In addition to the foregoing, the Company agreed with the purchasers of the in each of the above referenced offerings to cause a registration statement registering all the securities purchase by them (including the common stock underlying the warrants which were purchased) to become effective within 120 days of the final closing of each such offering. In the event that the Registration Statement is not effective by such date, the Company will pay to the holders an aggregate of 1% of all the securities sold in the offering for the first 30 days after the 120 day period following the final closing and 2% of such securities for every 30 day period thereafter. To date, an aggregate of 104,760 shares and 104,760 class A, B and C warrants have been issued. An additional 69,840 shares and 69,840 class A, B and C warrants will be issued for every 30 day period after June 26, 2000.


         Finally, the Company granted the purchasers of the securities in all of the above referenced offerings piggy-back registration rights.

    o In 1999, the Company entered into a $3,000,000 secured credit facility (the "Facility") with an entity that, at that time, was controlled by the President and Chief Executive Officer. The terms of the facility provided for interest at 10%, monthly fees of $15,000, the issuance of warrants for 300,000 shares of common stock exercisable at prices of $3.00 to $5.00 over five years, and the lender to have the option to convert the amount due into 1,430,539 shares of common stock and 4,291,617 warrants to purchase common stock at prices ranging from $1.50 to $3.00 per share. The conversion option was exercised in March 2000.

    o In March 2000, we purchased a $1,000,000 (face amount) note receivable from Develcon Electronics, Ltd. (a former Subsidiary) from a creditor of Develcon Electronics, Ltd. in exchange for the issuance of 250,000 shares of common stock issued at $3.00 per share and 375,000 class D three year common stock purchase warrants, which are exercisable at $4.50 per share.

    o In March and April 2000, we completed a private placement in which we sold an aggregate of approximately 98.98 units for gross proceeds to Vianet of approximately $5,938,000. The units consisted of an aggregate of 1,932,861 shares of common and 2,899,291 common stock purchase warrants, which warrants are exercisable at $4.50.

         The Company granted the purchasers of the securities in the above referenced offering piggy-back registration rights.

    o In April 2000, pursuant to stock purchase agreements, we issued an aggregate of 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants for gross proceeds of $5,700,000. The warrants are exercisable at $4.50. In connection with such offering, the Placement Agents will receive warrants to purchase an aggregate of approximately 9.5 units (or an aggregate of approximately 190,000 shares of common stock and approximately 285,000 class D warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three-year common stock purchase warrants, which are exercisable at $4.50 per share.

         The purchasers of the securities in the April 2000 private placement offering received certain rights to participate in an additional financing transaction with Vianet on the same terms and conditions (but only to the extent of 25% of value of such third-party financing transaction) as the completed third-party financing transaction. Such right shall be available to the purchasers in the event that, at any time during the two year period from the date of their purchase, Vianet shall (i) effectuate any financing, loan, debt offering or other financing transaction, (ii) issue any additional shares or any warrants or other convertible securities, other than shares issued pursuant to exercise of any outstanding convertible securities or options under any stock option plan, (iii) enter into any contracts, commitments or agreements of any kind to effectuate any of the forging transactions with any person, entity or other association other than Purchaser for a transaction with a value in excess of $4 million.

         In addition to the foregoing, Vianet agreed with the purchasers of the April 2000 private placement offering to cause a registration statement registering all the securities purchase by them (including the common stock underlying the warrants which were purchased) to become effective within 90 days of the final closing of such offering. If the registration statement covering the securities is not declared effective by on or before such date, then, as relief for the damages to the purchaser by reason of any such delay in or reduction of their ability to sell the securities, Vianet shall issue and deliver to the purchasers an additional warrant (containing the same terms and conditions as the warrants delivered to the purchasers) to purchase an aggregate of 2,500 shares of common stock for each month during which the registration statement is not declared effective. Such amount shall be prorated for any additional portion of a month.

Rights of Holders of Securities Purchased in Our Recent Private Placements

Rights of Shareholders

         From December 1999 through February 2000, we completed a private placement offering in which we sold an aggregate of approximately 34.5 units, consisting of an aggregate of (1) 2,302,282 shares of common stock, and (2) 2,302,282 class A, B and C warrants, respectively, to purchase shares of common stock. In addition, in February 2000, we completed a private placement offering in which we sold an aggregate of approximately 18 units, consisting of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants sold in the two offerings are exercisable at $2.00, $2.50 and $3.00, respectively.

         The number of shares issued to the purchasers in the above described private placement offerings is subject to adjustment in the event that the closing price of the common stock falls below a price of $2.14 per share on the following dates:

    (i) At the time that 50% of the common stock sold in the private placement offerings becomes publicly saleable, or because a registration statement filed under the Securities Act of 1933 covering such shares is declared effective by the Securities and Exchange Commission; and

   (ii)  At the expiration of any agreed upon lock-up period.

         If such event occurs, the purchasers shall be entitled to receive additional shares. The number of additional shares shall, in no event, exceed 100% of the number of shares originally issued to such persons. This will result in a lowering of the actual cost at which the purchasers acquired their shares of common stock.

         The number of additional shares shall, in no event, exceed 100% of the number of shares originally issued to such persons.

         Our Common Shares are currently traded on the NASD OTC Electronic Bulletin Board under the symbol "VNTK". On August 18, 2000, the closing sale price for our common stock, as reported by the OTCBB, was $1.5938 per share. Thus, the adjustment provisions will be triggered in the event that the price per share on the measuring dates remains below $2.14 per share.

         For example, if on either measuring date the price of the common stock is $1.5938 (the per share closing price on August 18, 2000), then the investors will receive such number of shares of common stock so as to make the assumed offering price per share approximately $1.12 (a 30% discount $1.5938). Specifically, the investors will be entitled to receive an aggregate of approximately 1,187,953 additional shares of common stock.

         In the event that the price of the common stock falls to a price of $1.53 or lower, Vianet shall be required to issue 100% of the number of shares originally issued to such persons, or an additional 3,501,336 shares. For a complete description of the terms and operation of provisions requiring an adjustment of the number of shares issued to the purchasers of the shares in the above described private placement offerings, see "Description of Capital Stock -- Rights of Holders of Securities Purchased in Our Recent Private Placements."

         In addition to the foregoing, in April 2000, we completed a private placement offering in which we sold an aggregate of approximately 1,899,999 shares of common stock, and 2,849,998 class D warrants to purchase shares of common stock. The class D warrants sold in the two offerings are exercisable at $4.50.

         Vianet agreed with the purchasers of the securities in the April 2000 offering to cause a registration statement registering all the securities purchased by them to become effective within 90 days of closing. In the event that the registration statement is not effective by such date, Vianet will pay to the holders an aggregate of 85,000 shares.

         The purchasers of our issued and outstanding shares of common stock may have acquired their shares at a cost less than that which the investors pursuant to this offering may purchase their securities. The issuance of additional shares as a result of a decrease in the price of Vianet's common stock may result in a lowering of the cost at which the purchasers acquired their shares. Therefore, the investors pursuant to this offering may bear a substantial portion of the risk of loss, and may experience immediate substantial dilution.

Rights of Warrantholders

         In addition to the foregoing, in the event that the closing price of our common stock is less than $2.00 on the effective date of this registration statement, then the exercise prices of the class A, B and C Warrants issued in our recent private placement offerings will be adjusted so as to reflect the closing price of the common stock on that day, which shall be deemed the new exercise price. The adjusted exercise prices shall be calculated as follows:

                       Class A Warrants = Market Price;
                       Class B Warrants = Market Price x 1.25;
                       Class C Warrants = Market Price x 1.5.

         Our Common Shares are currently traded on the NASD OTC Electronic Bulletin Board under the symbol "VNTK". On August 18, 2000 the closing sale price for our common stock, as reported by the OTCBB, was $1.5938 per share. Thus, the price per share on the measuring dates must drop in excess of 30% from the closing sale price on August 18, 2000 in order for the adjustment provisions to be triggered. The following examples demonstrate the potential dilutive effects resulting from an adjustment of the exercise prices of the class A, B and C warrants issued in our recent private placements due to a change in the market price of our shares:

         (i) if on the date of this prospectus the price of the common stock is $1.5938 (the per share closing price on August 18, 2000), then the exercise prices of the class A, B and C warrants will be adjusted from $2.00, $2.50 and $3.00 to $1.5938, $1.99225 and $2.3907, respectively;

         (ii) if on the date of this prospectus the price of the common stock is $0.7969 (a 50% decrease from $1.5938), then the exercise prices of the class A, B and C warrants will be adjusted from $2.00, $2.50 and $3.00 to $0.7969, $0.996125 and $1.19535, respectively; and

         (iii) if on the date of this prospectus the price of the common stock is $0.39845 (a 75% decrease from $1.5938), then the exercise prices of the class A, B and C warrants will be adjusted from $2.00, $2.50 and $3.00 to $0.39845, $0.4980625 and $0.597675, respectively.

         Further decreases in the price of our common stock on the date of this prospectus will result in further lowering of the exercise prices of the class A, B and C warrants, as there is no minimum price to which such exercise prices may be lowered.

         Any such readjustment in the exercise prices of the class A, B and C warrants shall only apply to the unexercised portion of the class A, B and C warrants.

         The lowering of exercise of the class A, B and C warrants and the sale of the underlying shares of common stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding class A, B and C warrants can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the class A, B and C Warrants.

Transfer Agent

         Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, will act as transfer agent and registrar for Vianet's securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

Shares Outstanding And Freely Tradable After Offering.


         The Company currently has 23,055,000 shares of common stock outstanding of which approximately 2,500,000 shares are currently freely tradable. A further approximate 708,000 shares are freely tradable but subject to the terms of a lock up under which 20% become available for resale every six months. The 22,017,752 shares issuable upon the exercise of the warrants and options being registered in this prospectus by the Selling Shareholders from time to time in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of the Company, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144. All of the remaining approximately 19,847,000 outstanding shares are "restricted securities" within the meaning of Rule 144 and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. All of these restricted shares of common stock will become eligible for resale under Rule 144 one year from the date that the securities offered herein are declared "effective" by the Securities & Exchange Commission.


         Purchasers of units offered in Vianet's private placements, completed between December 1999 and February 2000, have agreed not to sell fifty percent (50%) of the common stock underlying their units for a period of six months from the effective date of this registration statement or upon Nasdaq listing, whichever occurs first (the "Lock-Up Period"). In any event, the Lock-Up Period will expire twelve (12) months from the date the securities offered therein were issued. Such purchasers may sell the balance of the common stock (fifty percent (50%)) upon effectiveness of this registration statement or at such time as the securities are available for resale under Rule 144, whichever occurs first.

Rule 144
         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of the Company, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock and the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about the Company are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

Certain United States Federal Income Tax Considerations

         The following describes the principal United States federal income tax consequences of the purchase, ownership and disposition of the common stock and the warrants and upon the exercise, redemption or expiration of the warrants by a warrant holder, that is a citizen or resident of the United States or a United States domestic corporation or that otherwise will be subject to United States federal income tax. This summary is based on the United States Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary discusses only the principal United States federal income tax consequences to those beneficial owners holding the securities as capital assets within the meaning of Section 1221 of the Code and does not address the tax treatment of a beneficial owner that owns 10% or more of the common stock. It does not address the consequences applicable to certain specialized classes of taxpayers such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, or United States persons whose functional currency (as defined in Section 985 of the Code) is not the United States dollar. Persons considering the purchase of these securities should consult their tax advisors with regard to the application of the United States and other income tax laws to their particular situations. In particular, a U.S. Holder should consult his tax advisor with regard to the application of the United States federal income tax laws to his situation.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for the Company by Sichenzia, Ross & Friedman LLP, New York, New York.

                                     EXPERTS

         The financial statements of Vianet Technologies Inc. as of and for the periods ended December 31, 1998 and 1999 included in this registration statement have been audited by Edward Isaacs & Company LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Changes in and Disagreements with Accountants

         In May 1999, Vianet and KPMG LLP mutually agreed to terminate their business relationship. The agreement to terminate the business relationship was determined to be final and effective as of June 30, 1999 only after discussions between the parties, which were completed on or about July 8, 1999. Vianet subsequently engaged Edward Isaacs & Company LLP as auditors. The Company's independent Audit Committee and Board of Directors unanimously approved the decision to retain Edward Isaacs & Company.

         KPMG was the principal accountants for Vianet from April 28, 1999 until June 30, 1999. During the time that KPMG was the Company's principal accountants, KPMG never issued a report on the financial statements of Vianet. Furthermore, during the time that KPMG was the Company's principal accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report KPMG might have issued, except that the Form 8-K filed by the Company on June 7, 1999 did not include the opinion of the Company's principal accountants, and KPMG notified the Company that such report did not include disclosures regarding the fact that they believed that there was substantial doubt about the ability of Vianet to continue as a going concern. On August 17, 1999, Vianet filed a Form 8-K which included the audited historical financial statements for Vianet and the report of Edward Isaacs & Company LLP, the new principal accountants for Vianet, which report stated that there was substantial doubt about the ability of Vianet to continue as a going concern.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                 Page No.
                                                                                                 --------

Consolidated Financial Statements of
 Vianet Technologies, Inc. and Subsidiaries:
 o Independent Auditors' Report                                                                     F-2
 o Consolidated Balance Sheets - December 31, 1999 and 1998                                         F-3
 o Consolidated Statements of Operations - Year Ended December 31, 1999 and
   for the Period March 20, 1998 (Inception) to December 31, 1998                                   F-4
 o Consolidated Statements of Shareholders' Equity - for the Period
   March 20, 1998 (Inception) to December 31, 1999                                                  F-5
 o Consolidated Statements of Cash Flows - Year Ended December 31, 1999 and for
   the Period March 20, 1998 (Inception) to December 31, 1998                                     F-6-7
 o Notes to Consolidated Financial Statements                                                    F-8-24

Unaudited Consolidated Financial Statements
 o Consolidated Balance Sheet at June 30, 2000 (Unaudited)                                         F-25
 o Consolidated Statements of Operations for the three and
   six months ended June 30, 2000 and 1999 (Unaudited)                                             F-26
 o Consolidated Statements of Cash Flows for the six months
   ended June 30, 2000 and 1999 (Unaudited)                                                     F-27-28

 o Notes to Consolidated Financial Statements (Unaudited)                                       F-29-31

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Vianet Technologies, Inc.


We have audited the accompanying consolidated balance sheets of Vianet Technologies, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related statements of consolidated operations, shareholders' equity, and cash flows for the year ended December 31, 1999 and the period from March 20, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vianet Technologies, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and cash flows for the year ended December 31, 1999 and the period from March 20, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.





                                                  /s/EDWARD ISAACS & COMPANY LLP




New York, New York
March 24, 2000, except Note 18 as to
 which the date is April 13, 2000

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                          ASSETS                                                       1999          1998
                                                                                  ------------   ------------
Current Assets:
 Cash and cash equivalents                                                        $   214,639    $    13,856
 Marketable securities                                                                      -        669,268
 Accounts receivable                                                                   93,955              -
 Receivable from related party                                                        142,415              -
 Prepaids and other current assets                                                     75,913              -
                                                                                  ------------   ------------

    Total Current Assets                                                              526,922        683,124
                                                                                  ------------   ------------

Property and Equipment                                                                274,117              -
                                                                                  ------------   ------------

Other Assets:
 Note receivable from Develcon Electronics Ltd., less
  $1,000,000 allowance in 1999                                                        624,828      1,506,800
 Intangibles arising from acquistions, net of
  accumulated amortization of $364,432 in 1999                                      6,631,533              -
 Technology licenses, net of accumulated amortization
  of  $112,500 in 1999 and $22,500 in 1998                                            874,047        427,500
 Other                                                                                  6,500         65,375
                                                                                  ------------   ------------

    Total Other Assets                                                              8,136,908      1,999,675
                                                                                  ------------   ------------

                                                                                  $ 8,937,947    $ 2,682,799
                                                                                  ============   ============

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
 Current portion of long-term debt                                                $    27,799    $         -
 Accounts payable and accruals                                                      3,635,652        252,384
 Convertible notes payable                                                            513,750      2,909,272
 Demand notes payable                                                                  50,000              -
 Loans payable - related parties                                                    2,184,387              -
                                                                                  ------------   ------------

    Total Current Liabilities                                                       6,411,588      3,161,656
                                                                                  ------------   ------------

Convertible Notes Payable (noncurrent)                                              1,125,000              -
                                                                                  ------------   ------------

Shareholders' Equity (Deficiency):
 Series A convertible preferred shares, 250,000 shares authorized;
  250,000 shares issued and outstanding in 1998                                             -      1,000,000
 Common shares, $0.001 par value; 100,000,000 shares
  authorized; 14,678,309 and 1,400,000 shares, issued and
  outstanding, respectively                                                            14,678          1,400
Subscription receivable                                                                  (500)      (990,500)
Additional paid-in capital                                                         19,275,589          2,100
Warrants issued                                                                     5,001,211              -
Unearned fees                                                                        (745,830)             -
Accumulated deficit                                                               (22,143,789)      (491,857)
                                                                                  ------------   ------------
    Total Shareholders' Equity (Deficiency)                                         1,401,359       (478,857)
                                                                                  ------------   ------------
                                                                                  $ 8,937,947    $ 2,682,799
                                                                                  ============   ============


The accompanying notes are an integral part of these consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       March 20, 1998
                                                  Year Ended           (Inception) to
                                                December 31, 1999      December 31, 1998
                                                -----------------      -----------------


Revenue:
 Sales and services                              $      55,752          $        -
 Interest and other income                             110,390              66,341
                                                 -------------          -----------

                                                       166,142              66,341
                                                 -------------          -----------
Costs and Expenses:
 Cost of goods and services sold                        21,604                   -
 Selling, general and administrative                 5,208,109             558,198
 Research and development                              412,404                   -
 In-process research and development                 7,262,683                   -
 Depreciation and amortization                         454,421                   -
 Interest                                              269,897                   -
                                                 -------------          -----------

                                                    13,629,118             558,198
                                                 -------------          -----------

Loss From Continuing Operations                    (13,462,976)           (491,857)
                                                 -------------          -----------

Discontinued Operations:

   Operating loss                                   (3,631,805)                  -
   Loss on disposal                                 (4,557,151)                  -
                                                 -------------          -----------
Loss From Discontinued Operations                   (8,188,956)                  -
                                                 -------------          -----------

   Net Loss                                      $ (21,651,932)         $ (491,857)
                                                 =============          ===========
Loss per share - basic and diluted:
   Continuing operations                         $       (2.56)         $    (0.20)
   Discontinued operations                               (1.56)                  -
                                                 -------------          -----------
   Net loss                                      $       (4.12)         $    (0.20)
                                                 =============          ===========


Weighted average number of shares outstanding        5,260,193           2,400,000
                                                 ==============         ===========











The accompanying notes are an integral part of these consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

       FOR THE PERIOD FROM MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1999




                                            Convertible
                                           Preferred Stock          Common Stock          Additional
                                         ---------------------- ------------------------    Paid-In
                                          Shares      Amount       Shares       Amount      Capital
                                         ---------- ----------- ------------ ----------- -------------

Issuance of common stock                          -           -    1,400,000       1,400         2,100

Issuance of Series A Convertible
 Preferred Stock                            250,000 $ 1,000,000            -           -             -

Net loss                                          -           -            -           -             -
                                         ---------- ----------- ------------ ----------- -------------
Balances at December 31, 1998               250,000 $ 1,000,000    1,400,000    $  1,400  $      2,100

Issuance of common stock in
 connection with Radar merger                     -           -    1,000,000       1,000             -

Conversion of preferred stock              (250,000) (1,000,000)   1,000,000       1,000       999,000

Issuance of common stock and warrants
 for services                                     -           -      216,166         216       498,263

Issuance of common stock in
 connection with Develcon merger                  -           -    2,585,488       2,586     3,453,186

Issuance of common stock in
 connection with restructuring of debt            -           -      120,000         120       352,755

Exercise of stock options                         -           -        1,626           2         5,201

Issuance of common stock and warrants in
 connection with Develcon disposition             -           -      183,332         183       312,317

Conversion of notes payable                       -           -    2,739,272       2,739     2,736,533

Convertible debt issued with warrants             -           -            -           -             -

Issuance of common stock  and options in
 connection with Vianet Labs, Inc. merger         -           -    1,535,454       1,535     6,063,537

Issuance of common stock in connection
 with Vianet Access, Inc. merger                  -           -    2,500,000       2,500     3,175,947

Issuance of common stock and warrants -
 private placements                               -           -    1,396,971       1,397     1,676,750

Net loss                                          -           -            -           -             -

                                         ---------- -----------    ---------    -------- -------------

Balances at December 31, 1999                     - $         -   14,678,309    $ 14,678  $ 19,275,589
                                         ========== ===========   ==========    ========  ============


                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

       FOR THE PERIOD FROM MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1999

                                                                                                  Total
                                            Warrants    Unearned   Subscription  Accumulated   Shareholders'
                                             Issued       Fees      Receivable     Deficit        Equity
                                          ------------ ----------- ------------ -------------- -------------

Issuance of common stock                             -          -         (500)             -         3,000

Issuance of Series A Convertible
 Preferred Stock                                     -          -     (990,000)             -        10,000

Net loss                                             -          -            -       (491,857)     (491,857)
                                          ------------ -----------  ----------- -------------- -------------
Balances at December 31, 1998              $         - $        -   $ (990,500)    $ (491,857)  $  (478,857)

Issuance of common stock in
 connection with Radar merger                        -          -            -              -         1,000

Conversion of preferred stock                        -          -      990,000              -       990,000

Issuance of common stock and warrants
 for services                                3,332,486    (745,830)          -              -     3,085,135

Issuance of common stock in
 connection with Develcon merger                     -          -            -              -     3,455,772

Issuance of common stock in
 connection with restructuring of debt               -          -            -              -       352,875

Exercise of stock options                            -          -            -              -         5,203

Issuance of common stock and warrants in
 connection with Develcon disposition          968,292          -            -              -     1,280,792

Conversion of notes payable                          -          -            -              -     2,739,272

Convertible debt issued with warrants          254,080          -            -              -       254,080

Issuance of common stock  and options in
 connection with Vianet Labs, Inc. merger            -          -            -              -     6,065,072

Issuance of common stock in connection
 with Vianet Access, Inc. merger                     -          -            -              -     3,178,447

Issuance of common stock and warrants -
 private placements                            446,353          -            -              -     2,124,500

Net loss                                             -          -            -    (21,651,932)  (21,651,932)

                                          ------------ -----------  ----------- -------------- -------------

Balances at December 31, 1999              $ 5,001,211 $ (745,830)  $     (500) $ (22,143,789)  $ 1,401,359
                                          ============ ===========  =========== ============== =============







The accompanying notes are an integral part of these consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS

                                                                                      March 20, 1998
                                                                     Year Ended      (Inception) to
                                                                  December 31, 1999  December 31,1998
                                                                  -----------------  ----------------
Operating Activities:
 Net loss                                                          $ (21,651,932)      $ (491,857)
 Adjustments to reconcile net loss to net cash used
   in operating activities:
       Loss from discontinued operations                               3,631,805                -
       Loss on sale of Develcon Electronics Ltd                        4,557,151                -
       Purchased in-process research and development                   7,262,683                -
       Depreciation and amortization                                     454,521           22,500
       Unrealized loss from foreign currency transactions                      -           73,200
       Gain on sale of marketable securities                             (70,687)               -
       Issuance of common stock and warrants for services              2,892,862            2,500
       Increase (decrease) in cash attributable to changes in
          operating assets and liabilities:
           Prepaids and other current assets                              (3,187)               -
           Accounts receivable                                           (43,827)               -
           Accounts payable and accruals, and other                      778,759          186,009
                                                                   --------------      -----------

 Net Cash Used In Operating Activities                                (2,191,852)        (207,648)
                                                                   --------------      -----------
Investing Activities:
 Loans to Develcon Electronics, Ltd.                                           -         (225,000)
 Purchase of Vianet Labs, net of cash acquired                          (745,102)               -
 Purchase of Vianet Access, net of cash acquired                        (392,432)               -
 Purchase of SPS Technology License                                            -         (450,000)
 Proceeds from sale of marketable securities                             739,955                -
 Capital expenditures                                                    (39,015)               -
 Security deposits                                                        (6,500)               -
                                                                   --------------      -----------
 Net Cash Used In Investing Activities                                  (443,094)        (675,000)
                                                                   --------------      -----------
Financing Activities:
 Issuance of common stock                                              2,129,703            1,500
 Loans from related parties                                            1,977,646                -
 Repayment of convertible notes payable                                 (200,000)               -
 Principal payments of long term debt                                     (8,591)               -
 Proceeds from convertible notes payable                                 530,000          885,004
 Issuance of convertible preferred shares                                      -           10,000
 Proceeds from subscriptions receivable                                  990,000                -
                                                                   --------------      -----------
 Net Cash Provided By Financing Activities                             5,418,758          896,504
                                                                   --------------      -----------
 Net Cash Used In Discontinued Operations                             (2,583,029)               -
                                                                   --------------      -----------
 Net Increase In Cash And Cash Equivalents                               200,783           13,856
Cash and Cash Equivalents, beginning                                      13,856                -
                                                                   --------------      -----------
 Cash and Cash Equivalents, end                                    $     214,639       $   13,856
                                                                   ==============      ===========
Supplemental Disclosures of Cash Flow Information
 Interest paid                                                     $     227,578       $        -
                                                                   ==============      ===========



The accompanying notes are an integral part of these consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                                     March 20, 1998
                                                                    Year Ended       (Inception) to
                                                                 December 31, 1999  December 31,1998
                                                                 -----------------  -----------------
Noncash Transactions:

 Conversion of notes payable into common stock                     $  2,739,272       $         -
                                                                   =============      ============
 Conversion of Series A Convertible Preferred Stock
  into common stock                                                $  1,000,000       $         -
                                                                   =============      ============
 Issuance of warrants to creditor                                  $    254,080       $         -
                                                                   =============      ============
 Issuance of warrants for unearned fees                            $    745,830       $         -
                                                                   =============      ============
 Acquisition of Vianet Labs, Inc.:
  Fair value of assets acquired, net of cash                       $ 10,145,650                 -
  Liabilities assumed                                                (3,335,476)                -
  Common stock                                                       (6,065,072)                -
                                                                   -------------      ------------
 Cash paid for acquisition                                         $    745,102       $         -
                                                                   =============      ============
 Acquisition of Vianet Access, Inc.:
  Fair value of assets acquired, net of cash                       $  4,405,669                 -
  Liabilities assumed                                                  (834,790)                -
  Common stock and options                                           (3,178,447)                -
                                                                   -------------      ------------
 Cash paid for acquisition                                         $    392,432       $         -
                                                                   =============      ============

 Acquisition and disposition of Develcon Electronics, Ltd.:
  Investment and advances                                          $  7,141,124                 -
  Common stock, warrants and options issued                          (4,558,095)                -
                                                                   -------------      ------------
 Cash used in discontinued operations                              $  2,583,029       $         -
                                                                   =============      ============
 Issuance of Common stock for debt (Develcon creditors)            $    921,878       $         -
                                                                   =============      ============
 Issuance of convertible demand notes payable in return for
  marketable equity securities                                     $          -       $   669,268
                                                                   =============      ============
 Issuance of convertible demand notes payable in return for
  loan receivable from Develcon                                    $          -       $ 1,355,000
                                                                   =============      ============
 Issuance of  warrants for technology license acquired
  from Develcon                                                    $    536,547       $         -
                                                                   =============      ============



The accompanying notes are an integral part of these consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


1.       Organization and Business

         Vianet Technologies, Inc. ("Old Vianet") was incorporated in the State of Delaware, U.S. on March 20, 1998 initially to acquire Develcon Electronics, Ltd. ("Develcon") (see Note 3) and a license to utilize SPS Technology ("SPS") developed by NewCom Technologies, Inc. SPS is a technology developed to exploit the convergence of telecommunications and data transmission methods. In 1999, through the merger and acquisitions described below, Vianet is a publicly owned company engaged in the business of designing, manufacturing and marketing advanced data compression technologies and computer networking products that allow customers to deliver integrated voice, video and data communication services to be used for network access, value-added services, and E-commerce applications.

         Merger with Radar Resources, Inc.:

         In March 1999, Old Vianet, entered into a Merger Agreement with Radar Resources, Inc., a Nevada Corporation ("Radar"), under the terms of which Radar and Old Vianet merged through an exchange of shares (the "Merger"). Radar was a public company subject to reporting obligations under Section 15(d) of the Securities Exchange Act of 1933, as amended, and had not previously been engaged in any business activity or had any assets or liabilities. Radar's authorized capital is 100,000,000 shares of par value $0.001 per share, of which 1,000,000 shares were issued and outstanding at the date of the merger. Subject to the terms and conditions of the Merger Agreement, Radar issued to the shareholders of Old Vianet, four shares of fully paid and nonassessable shares of the company's common stock, $.001 par value ("Common Stock") per share in exchange for each share of Old Vianet's outstanding common stock. The existing common shareholders of Old Vianet received 1,400,000 shares of common stock of the Merged Company in exchange for the 350,000 shares then outstanding. All shares of Old Vianet's Series A Convertible Preferred Stock issued and outstanding immediately prior to the Merger were deemed to have been converted into an aggregate of 250,000 shares of Old Vianet's common stock and the Series A Convertible Preferred shareholders received 1,000,000 shares of Common Stock of the Company. Further, holders of Old Vianet convertible notes payable received 2,739,272 shares of common stock. For accounting purposes, Old Vianet was considered to be the acquirer in a reverse acquisition accounted for as a purchase. All share amounts have been retroactively restated to reflect the reverse acquisition. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. References hereinafter to "Vianet" or "the Company," refer to Vianet Technologies, Inc., a Nevada corporation, together with its subsidiaries.

2.       Significant Accounting Policies

         Basis of Consolidation:

         The consolidated financial statements include the accounts of Vianet Technologies, Inc. (Vianet) and in 1999 its wholly-owned subsidiaries, Vianet Labs, Inc. (Labs), Vianet Access, Inc. (Access) and Develcon and its subsidiaries (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated. On December 31, 1999, Vianet sold Develcon (see Note 3), accordingly, the financial statements have been restated to reflect Develcon as a discontinued operation.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998

2.       Significant Accounting Policies (Continued)

         Foreign Currency:

         Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of operations. For the period March 20, 1998 (inception) to December 31, 1998, the Company recorded $3,906 in realized foreign exchange transaction gains and $73,200 in unrealized foreign exchange transaction losses, which were realized in 1999.

         Cash and Cash Equivalents:

         Cash and cash equivalents include cash held in banks and time deposits having original maturities of three months or less.

         Investment in Marketable Equity Securities:

         The Company accounts for its investments in equity securities that have readily determinable fair values under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Marketable equity securities consist of shares of common stock and are stated at market value. Management has identified the Company's marketable equity securities as trading securities and, accordingly, unrealized gains and losses on such securities are recorded in the statement of operations.

         Property and Equipment:

         Property and equipment are stated at cost and depreciated over their estimated useful lives, which range from two to seven years. Long-lived assets are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

         Technology Licenses:

         Technology licenses consist of purchased technology and are being amortized on a straight-line basis over their estimated useful lives of five years.

         Goodwill:

         The excess of the cost over the fair value of net assets acquired in the purchases of businesses is recorded as goodwill and is amortized on a straight-line basis over their estimated useful lives of three to six years.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


2.       Significant Accounting Policies (Continued)

         Significant Estimates - Fair Value of Common Stock and Warrants:

         Management has determined the fair value of the Company's common stock and warrants issued in connection with the acquisitions of Labs and Access, the acquisition and disposition of Develcon, and the consideration for certain services performed based upon good faith estimates which consider the quoted market value of the Company's common stock, the restrictions on the securities and the dilution and impact on the market, if all such stock and warrants were registered and fully tradeable.

         Stock Option Plan:

         The Company accounted for stock options issued to employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants as if the fair value based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123.

         Net Loss Per Share:

         Basic loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consists of incremental common shares issuable upon exercise of stock options and warrants. Computation of diluted loss per share is not reflected, because including potential common shares will result in an anti-dilutive per share amount due to the loss in the periods.

         Comprehensive Income:

         The Company reports and presents comprehensive income and its components in accordance with SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

         Fair Value of Financial Instruments:

         Statement of Financial Accounting Standards ("SFAS") No.107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate fair value. For purposes of the disclosure requirements, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Fair value of financial instruments classified as current assets or liabilities (except convertible notes payable) approximates carrying value due to the short-term maturity of underlying financial instruments. The carrying value of the convertible notes payable outstanding at December 31, 1998 are reasonable estimates of their fair value since they were convertible into the Company's common stock at a conversion price equivalent to the conversion rights of the Company's Series A convertible preferred shares. The company believes it is not practical to estimate a fair value of the noncurrent convertible notes payable at December 31, 1999 different from its carrying value as the fair value is not readily determinable.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


2.       Significant Accounting Policies (Continued)

         Income Taxes:

         The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Research and Development:

         Research and development costs are expensed as incurred.

         Segment Reporting:

         Effective July 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superceded FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not effect the results of operations, financial position, or the disclosure of segment information because the Company operates only in one segment.

3.       Acquisition and Subsequent Disposition of Develcon Electronics, Ltd.

         Acquisition:

         On February 12, 1999, the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon. The Arrangement provided for Develcon shareholders to receive one share of common stock of the Company for every 30.75 shares of Develcon. The Arrangement also provided that the Develcon convertible notes payable be converted into 5.9963 Develcon shares for each $1.00 principal amount of notes payable and that interest accrued on the convertible notes payable but not paid shall be forgiven. These shares were converted into Vianet shares in the ratio of one share of the Company for every 30.75 shares of Develcon. Additionally, certain other creditors of Develcon agreed to either accept common stock of Vianet as payment for amounts or portions of amounts owed to them or restructure the repayment schedule.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


3. Acquisition and Subsequent Disposition of Develcon Electronics, Ltd. (Continued)

         Acquisition: (Continued)

         The Arrangement became effective on May 17, 1999. Accordingly, the assets and liabilities have been consolidated as of the date of acquisition and the results of operations have been included from May 17, 1999 to December 31, 1999. The former shareholders and creditors of Develcon were issued 2,585,488 shares of the Company's common stock.

         The acquisition was accounted by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their estimated fair values. The excess of cost over the estimated fair value of the net assets acquired was allocated to goodwill.

         The purchase price of Develcon was determined by the number of shares issued by the Company to effect the acquisition and the amount of loans provided to Develcon. The total acquisition amounted to $7,034,000 including $6,015,000 for goodwill.

         Unaudited pro forma consolidated results of operations as if the acquisition had been made at the beginning of the periods ended December 31, 1999 and 1998 are omitted due to the subsequent disposition of Develcon described below.

         Disposition:

         On December 31, 1999, the Company completed the sale of Develcon to an entity controlled by the President of Develcon, Thorpe Bay Corporation (Thorpe Bay). Under the terms of the agreement Thorpe Bay acquired all the issued and outstanding shares of Develcon for $2,500,000. The $2,500,000 is payable by Develcon at the end of five years without interest (present value with interest imputed at 9% of $1,624,828). The Company is contingently liable for bank debt of Develcon of CDN$1,500,000 (approximately US$1,000,000) and issued 183,332 common shares and warrants to purchase 400,000 common shares with an aggregate fair value of $744,245 to Develcon's President. Separately, the Company entered into a technology license agreement ("License Agreement") with Develcon for royalty free future use of certain Develcon technology. Consideration for the License Agreement was the issuance by the Company of warrants to purchase 650,000 common shares with a fair value of $536,547.

         There exists significant doubt regarding Develcon's ability to continue as a going concern. Management has evaluated the possible impairment of the receivable from Develcon and based upon the estimated realizability of Develcon's assets, on a liquidation basis, at December 31, 1999, adjusted for significant transactions through March 24, 2000, a $1,000,000 valuation allowance has been recorded.

         The statements of operations and cash flows for the year ended December 31, 1999 reflect Develcon as a discontinued operation. The extraordinary loss on extinguishment of debt of $352,875, which was previously reported as an extraordinary item, is included as part of the loss from discontinued operations. The valuation allowance of $1,000,000 with respect to the receivable from Develcon is included in the loss on sale of the discontinued operation.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


4.       Acquisition of Infinop Holdings, Inc. and PSI Communications, Inc.

         Acquisition of Infinop Holdings, Inc.:

         On May 19, 1999, the Company entered into a letter of intent to acquire 100% of Infinop Holdings, Inc. ("Infinop") of Denton, Texas, a privately held corporation, in exchange for common shares of Vianet. Upon completion of the acquisition on October 12, 1999, the Company issued 1,495,454 common shares to Infinop's shareholders and issued options to purchase an aggregate of 598,467 shares of its common stock upon assumption of Infinop's Stock Option Plan. In connection with the acquisition, 40,000 shares of common stock were issued to a shareholder and 180,000 shares of common stock are to be issued to an entity related in ownership to the Company in exchange for services rendered. In addition, $1,125,000 of convertible debentures previously issued by Infinop are convertible into 370,170 shares of the Company's common stock, should the holders each elect to convert such debentures. The agreement further provides for possible adjustment to the number of shares issued if the net worth of Infinop at the date of the merger is less than its net worth at June 30, 1999. As of December 31, 1999, the amount of such adjustment has not been fully determined. Finally, the Infinop shareholders have the right to receive additional consideration in the form of shares of common stock or cash based upon the royalties earned with respect to certain software licensing agreements. Concurrent with the acquisition, Infinop was renamed Vianet Labs, Inc. ("Labs"). The acquisition was accounted for as a purchase.

         The total purchase price of Labs and its allocation among the tangible and intangible assets and liabilities acquired (including in-process research and development) is summarized as follows:

         Total purchase price:

         Value of stock issued to shareholders of Infinop           $ 3,292,000
         Value of stock issued for services                             898,000
         Value of stock options assumed                               2,685,000
         Transaction costs                                              323,000
         Advances to Infinop                                            774,000
                                                                    -----------
                                                                    $ 7,972,000
                                                                    ===========
         Purchase price allocation:

         Tangible assets                                            $   315,000
         Intangible assets - Goodwill                                 4,903,000
         In-process research and development                          4,957,000
         Tangible liabilities                                        (2,203,000)
                                                                    -----------
                                                                    $ 7,972,000
                                                                    ===========

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


4.       Acquisition of Infinop Holdings, Inc. and PSI Communications, Inc.
         (Continued)

         The Company recorded a charge of $4,957,000 upon consummation of the acquisition for acquired in-process research and development related to development projects that had not reached technological feasibility, had no alternative future use, and for which successful development was uncertain. The conclusion that each in-process development effort, or any material sub-component, had no alternative future use was reached in consultation with engineering personnel from both the Company and Labs. The value was determined by estimating the costs to develop the acquired in-process technology into commercially viable products, estimating the resulting net cash flows from such projects, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value. The discount rate includes a factor that takes into account the uncertainty surrounding the successful development of the acquired in-process technology. If these projects are not successfully developed, future revenue and profitability of the Company will be adversely affected.

         Acquisition of PSI Communications, Inc.:

         In July 1999, the Company entered into an agreement whereby it would provide PSI Communications, Inc. (PSI) with $500,000 of interim financing in exchange for an option to acquire PSI.

         On December 30, 1999, the Company exercised its option and completed the acquisition for consideration consisting of 2,500,000 common shares issued to PSI's shareholders and additional payments or issuance of common stock based on PSI's performance. In connection with the acquisition, 90,000 shares will be issued to an entity related in ownership to the Company for services rendered. Concurrent with the acquisition, PSI was renamed Vianet Access, Inc., ("Access"). The acquisition was accounted for as a purchase.

         The total purchase price of Access and its allocation among the tangible and intangible assets and liabilities acquired (including in-process research and development) is summarized as follows:

         Total purchase price:

         Value of stock issued to shareholders of PSI              $ 3,178,000
         Value of stock issued for services                            276,000
         Transactions costs                                             63,000
         Advances to PSI                                               492,000
                                                                   -----------
                                                                   $ 4,009,000
                                                                   ===========
         Purchase price allocation:

         Tangible assets                                           $   131,000
         Intangible assets - Goodwill                                2,069,000
         In-process research and development                         2,306,000
         Tangible liabilities                                         (497,000)
                                                                   -----------
                                                                   $ 4,009,000
                                                                   ===========
                                      F-14

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


4.       Acquisition of Infinop Holdings, Inc. and PSI Communications, Inc.
         (Continued)

         The Company recorded a charge of $2,306,000 upon consummation of the acquisition for purchased in-process research and development related to development projects that had not reached technological feasibility, had no alternative future use, and for which successful development was uncertain. The conclusion that each in-process development effort, or any material sub-component, had no alternative future use was reached in consultation with engineering personnel from both the Company and Access. The value was determined by estimating the costs to develop the acquired in-process technology into commercially viable products, estimating the resulting net cash flows from such projects, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value. The discount rate includes a factor that takes into account the uncertainty surrounding the successful development of the acquired in-process technology. If these projects are not successfully developed, future revenue and profitability of the Company will be adversely affected.

         Pro forma Financial Information:

         The following unaudited pro forma consolidated results of continuing operations are presented as if the acquisitions had been made at the beginning of the periods presented:

                                                                                          Period from
                                                                  Year Ended           March 20, 1998 to
                                                               December 31, 1999       December 31, 1998
                                                               -----------------       -----------------
        Sales                                                    $  2,149,000            $  1,023,000
        Loss from continuing operations                           (11,181,000)             (3,865,000)
        Loss per share - continuing operations                   $      (1.17)           $      (0.38)

         The pro forma consolidated results of operations include adjustments to give effect to the amortization of goodwill and exclude the charges for purchased in-process research and development.

         The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the purchase been made at the beginning of the period presented or the future results of the combined operations.

5.       SPS Technology License

         The Company purchased a license for the SPS technology from NewCom Technologies, Inc. (the "Licensor") for $450,000. The license entitles the Company to use certain intellectual property rights. This "right to use" includes any patents associated with the SPS technology along with the current preferred embodiment of the patent. Royalty payments of 2.5% of Net Cash Received, as defined in the license agreement, on products manufactured and sold, licensed or services rendered by Vianet during the term of the license are due to the licensor. The Company may, at its option, pay a one-time royalty fee of $2.1 million at any time during the term. If such one time payment is made, the license shall become perpetual and no further royalties will be due under the license.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


5.       SPS Technology License (Continued)

         The license provides the Company with all the source code and documentation required to allow the Company to integrate the technology into its products. The license provides for quarterly updates from NewCom of the hardware/firmware for the initial five-year term of the agreement.

6.       Property and Equipment

         Property and equipment at December 31, 1999 consists of:

         Furniture and equipment                                   $  663,672
         Leasehold improvements                                        49,909
                                                                   ----------

                                                                      713,581
         Less: Accumulated depreciation                               439,464
                                                                   ----------

                                                                   $  274,117
                                                                   ==========
7.       Accounts Payable and Accrued Liabilities

         Accounts payable and accrued liabilities consists of:

                                                         1999            1998
                                                     -----------      ---------
         Accounts payable                            $ 1,285,061      $ 252,384
         Accrued compensation and related costs          656,059              -
         Liability for unissued shares                 1,288,125              -
         Other accruals                                  406,407              -
                                                     -----------      ---------

                                                     $ 3,635,652      $ 252,384
                                                     ===========      =========

8.       Current Portion of Long-Term Debt

         Current portion of long-term debt at December 31, 1999 consists of a 12% note payable to bank in equal monthly installments of $2,999, inclusive of interest, through November 2000.

9.       Demand Notes Payable

         Demand notes payable at December 31, 1999 consists of two notes for $25,000 each with interest at 8%.

10.      Convertible Notes Payable

         The convertible note payable consists of a 11% note payable, with a principal balance of $500,000 and $13,750 of interest accrued through December 31, 1999. Repayment of the note has been extended to September, 2000 and is convertible at the holder's option, at the rate of one share of the Company's common stock for every $3.75 of principal outstanding.

         Separately, the Company issued the noteholder a two year option to purchase 50,000 shares of common stock at $5 per share.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


11.      Convertible Notes Payable (Noncurrent)

         Upon acquisition by the Company of Infinop (see Note 4), the Company assumed convertible notes payable of $1,125,000, with interest ranging from 6% to 8%, which are convertible into a maximum of 370,170 shares of common stock through September 30, 2002.

12.      Series A Convertible Preferred Stock

         The authorized Series A convertible preferred stock of the Company consists of 1,000,000 shares, of which 250,000 shares were issued and outstanding at December 31, 1998. Such shares were issued at $4 per share. Of the issued and outstanding shares, 2,500 were fully paid at December 31, 1998, the remaining subscription receivable outstanding, $990,000, was paid subsequent to December 31, 1998. On March 23, 1999, the Series A preferred stock was converted into common stock at a rate of four for one. As a result, the Series A preferred shareholders received 1,000,000 shares of common stock of the Company.

13.      Common Stock and Warrants

         In July 1999, pursuant to a private placement offering, the Company issued 100,000 shares of common stock and 55,000 common stock purchase warrants, exercisable at $6.60 per share for $550,000. The placement agent received $50,000 and 10,000 shares of common stock, with a fair value of $38,750, in connection with the transaction.

         In August 1999, a modification of Develcon's banking facilities with Royal Bank Capital Corporation (RBCC) was completed which resulted in the Company issuing RBCC 120,000 shares of common stock and warrants to purchase an additional 150,000 common shares, exercisable at $6.00 per share, with a fair value of $352,875.

         In December 1999, pursuant to a private placement offering for the sale of units with Aegis Capital Corp. (Aegis), as placement agent, the Company sold an aggregate of 1,274,972 shares of common stock and 3,824,916 common stock purchase warrants resulting from the sale of an aggregate of 19.125 units to accredited investors for net proceeds to Vianet of approximately $1,575,000. Each unit, with an offering price of $100,000 per unit, consisted of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. A portion of Aegis' commission of $33,000 relating to this closing was reinvested into 0.33 units (21,999 shares of common stock and 65,997 common stock purchase warrants).

         During 1999, the Company issued 206,166 shares of common stock, with a fair value of $459,730, in exchange for services rendered. Subsequent to December 31, 1999, the Company issued 270,000 shares of common stock to WorldCorp Capital Management Group, Inc. (WCMG), an affiliated entity, in payment for services rendered in connection with the acquisition of Labs and Access (see Note 4).

         During 1999, in addition to the warrants issued in connection with the Company's various financing transactions, the Company issued warrants to purchase 3,067,350 shares of common stock at $0.01 to $12.00 per share, exercisable through 2004. The warrants which were issued for services, include warrants to purchase 1,960,000 shares issued to WCMG.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


14.      Related Party Transactions

         Convertible Notes Payable (Current):

         On March 23, 1999, convertible notes payable of $2,909,272 to entities controlled by two officers and directors of the Company were converted into 2,739,272 shares of common stock at a ratio of one share for every $1 of principal amount. During the year ended December 31, 1999, additional convertible notes of $30,000 were issued and the Company repaid $200,000.

         Loans:

         At December 31, 1999, loans payable to shareholders and related parties of the Company were $229,108 and loans receivable from related party were $142,415. One loan payable to shareholder in the amount of $50,000 bears interest at the rate of 15%. Other such loans are noninterest bearing.

         Credit Facility:

         During 1999, the Company entered into a $3,000,000 secured credit facility (the "Facility") with an entity controlled by the President and Chief Executive Officer. The terms of the facility provided for interest at 10%, monthly fees of $15,000, the issuance of warrants for 300,000 shares of common stock exercisable at prices of $3.00 to $5.00 over five years, and the lender to have the option to convert the amount due into 1,430,539 shares of common stock and 4,291,617 warrants to purchase common stock at prices ranging from $1.50 to $3.00 per share. The conversion option was exercised in March, 2000.

         At December 31, 1999, there was $1,955,279 outstanding under the Facility consisting of the amount borrowed of $2,145,839 less $190,560, the unamortized portion of the debt discount ascribed to the warrants issued as initial consideration for the Facility.

         Fees and Expenses:

         The Company paid consulting and management fees of approximately $53,000 in 1999 and $133,000 in 1998 to affiliated entities. In 1998, the Company also incurred legal expenses of $116,000 for work performed by a law firm that employed an officer of the Company.

         Effective July 1, 1999, the Company's President and Chief Executive Officer and another executive are compensated through a management agreement with an affiliated entity. Management fees of $185,000 were paid to the affiliate in 1999.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998

15.      Income Taxes

         The difference between the statutory Federal income tax rate and the Company's effective tax rate for the periods ended December 31, 1999 and 1998 are as follows:

                                                                                  1999             1998
                                                                               -----------     -----------
         Income tax benefit computed at statutory federal rate                 $ 7,362,000     $   167,000
         State income taxes, net of federal impact                               1,299,000          29,000
         Permanent nondeductible merger related costs
            (principally amortization of goodwill and
            write-off of purchased in-process research and
            development)                                                        (3,065,000)              -
         Valuation allowance                                                    (5,596,000)       (196,000)
                                                                               -----------     -----------
                                                                               $         -     $         -
                                                                               ===========     ===========

         For Federal income tax purposes, the Company has unused net operating loss carryforwards of approximately $18,705,000 expiring through year 2019. The availability of the net operating loss carryforwards to offset income in the future years, if any, may be limited by the Internal Revenue Code Section 382 as a result of certain ownership changes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1999 and 1998 are as follows:

                                                                                  1999             1998
                                                                               -----------     -----------
         Deferred tax assets:
            Net operating loss carryforward                                    $ 6,859,000     $   166,500
            Valuation allowance - receivable from Develcon                         400,000               -
            Unrealized foreign exchange loss                                             -          29,500
                                                                               -----------     -----------


                                                                                 7,259,000         196,000
            Less: Valuation allowance                                           (7,259,000)       (196,000)
                                                                               -----------     -----------

         Deferred tax asset                                                    $         -     $         -
                                                                               ===========     ===========


         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the utilization of Federal net operating loss carryforwards.

16.      Stock Incentive Plan

         The Company adopted a Stock Incentive Plan for employees (the Plan). The Plan permits the issuance of stock options to selected employees, officers and directors of the Company. Options granted may be either nonqualified or incentive stock options.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998




16.      Stock Incentive Plan (Continued)

         The Company adopted a Stock Incentive Plan for employees (the Plan). The Plan permits the issuance of stock options to selected employees, officers and directors of the Company. Options granted may be either nonqualified or incentive stock options.

         The Company has assumed options granted under Develcon's and Infinop Option Plans (Acquired Options). The Acquired Options were assumed by the Company outside of its stock option plan, and they are administered as if issued under their original plans. All of the Acquired Options have been adjusted to effectuate the conversion under the terms of the acquisitions between the Company, Develcon and Infinop. The Acquired Options generally become exercisable over a three-year period and generally expire ten years from the date of grant. No additional options will be granted under Develcon's or Infinop's plans. As part of the sale of Develcon, all unexercised options assumed from Develcon or granted to Develcon employees have been cancelled.

         The following table summarizes stock option activity for the year ended December 31, 1999:

                                                                      Number of                     Weighted
                                                                    Shares Subject              Average Exercise
                        Stock Option Activity                         to Options                 Price Per Share
                        ---------------------                  -------------------------    --------------------------
         Outstanding, December 31, 1998                                 440,000                      $  1.00
         Granted                                                        820,000                         4.57
         Assumed from Develcon plans                                     61,951                        10.30
         Assumed from Infinop plan                                      598,467                         0.02
         Cancelled                                                     (410,325)                        8.58
         Exercised                                                       (1,626)                        3.20
                                                                     ----------

         Outstanding, December 31, 1999                               1,508,467                         0.87
                                                                     ==========


                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998



16.      Stock Incentive Plan (Continued)

         The following table summarizes information about stock options outstanding and exercisable at December 31, 1999:

                                            Options Outstanding                        Options Exercisable
                               ---------------------------------------------       ---------------------------
                                               Weighted          Weighted                          Weighted
           Range of                            Average           Average                           Average
           Exercise                           Remaining          Exercise                          Exercise
             Price            Number of      Contractual          Price            Number of        Price
           Per Share           Shares        Life (Years)       Per Share            Shares       Per Share
        --------------        ---------      -----------        ---------          ---------      ---------
        $ 0.01 to 0.26          598,467          6.6              $ 0.02             575,693        $ 0.02
        $ 1.00 to 1.50          710,000          8.0              $ 1.11             498,956        $ 1.03
        $ 2.38 to 2.88          200,000          3.3              $ 2.59               9,512        $ 2.68
                              ---------                                            ---------
                              1,508,467          6.8              $ 0.87           1,084,161        $ 0.50
                              =========                                            =========

         The following table reflects pro forma net loss and loss per share had compensation cost been determined based on the fair value at the grant date for awards granted in the year ended December 31, 1999 consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation":

         Net loss:
            As reported                              $  (21,651,932)
            Pro forma                                $  (21,965,262)

         Basic loss per share:
            As reported                              $        (4.12)
            Pro forma                                $        (4.18)

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998

16.      Stock Incentive Plan (Continued)

         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

         The estimated fair value of each option granted included in the pro forma results is calculated using the minimum value calculation for the options issued prior to the Company becoming publicly traded, and the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants subsequent to the Company becoming publicly traded: no common stock dividends paid; expected volatility of 75%; risk-free interest rates of 5.0% to 6.14%; and expected lives of 6.9 years. The weighted average fair values of options at their grant date during 1999 was $2.29.

         Management has determined the fair value of options granted in 1998 was deminimus and, therefore, has not presented the 1998 pro forma disclosures required by SFAS No. 123 as the effect on reported net loss is immaterial.

17.      Commitments and Contingencies

         Employment/Consulting Agreements:

         In connection with the Infinop and PSI acquisitions, the Company entered into two-year employment agreements with the principal shareholders and key employees which provide for aggregate annual compensation of $1,380,000.

         In November 1999, the Company entered into a two-year employment agreement with one of its executives which provides for annual compensation of $250,000.

         Effective January 1, 2000, the Company's President and the Company's Chairman entered into 3 year Consulting Agreements through affiliated entities, which provide for aggregate annual consulting fees of $400,000.

         Leases:

         The Company leases office space and equipment under operating leases with terms expiring through December 31, 2000. Future minimum payments under these leases for the year ended December 31, 2000 are approximately $98,000, plus escalation payment for increases in operating expenses. In addition, commencing in February 1999, the Company subleases office space under an informal arrangement with a related party. Rent expense for the year ended December 31, 1999 was approximately $69,000.

18.      Subsequent Events

         Financings:

         In January 2000, Vianet completed additional closings of the private placement offering with Aegis in which 983,314 shares of common stock and 2,949,942 common stock purchase warrants were sold resulting from the sale of an aggregate of 14.75 units to accredited investors for net proceeds to Vianet of approximately $1,333,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. A portion of Aegis' commission of $33,000 relating to these closings was reinvested into 0.33 units (21,997 shares of common stock and 65,991 common stock purchase warrants). In addition, Aegis received warrants to purchase an aggregate of 3.45 units

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 1999 AND PERIOD FROM
                 MARCH 20, 1998 (INCEPTION) TO DECEMBER 31, 1998


18.      Subsequent Events (Continued)

         Financings: (Continued)

         (or 230,215 shares of common stock and 230,215 class A, B and C warrants, respectively), which are exercisable at a price of $100,000 per unit.

         In February 2000, pursuant to a private placement offering the Company sold 1,163,121 shares of common stock and 3,489,363 common stock purchase warrants. The private placement offering, which was completed with Donald & Co. (Donald) as placement agent, resulted in the sale of an aggregate of 17.448 units to accredited investors for net proceeds to Vianet of approximately $1,610,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. Donald received warrants to purchase an aggregate of approximately 1.25 units (or 83,649 shares of common stock and 83,649 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit. In addition, Aegis participated in this closing and a portion of their commissions of $53,900 was reinvested into 0.539 units (or 35,933 shares of common stock and 107,799 common stock purchase warrants).

         In March and April 2000, pursuant to a private placement offering the Company sold 1,961,123 shares of common stock and 2,941,684 common stock purchase warrants. The private placement offering resulted in the sale of an aggregate of 98 units to accredited investors for net proceeds to Vianet of approximately $5,295,000. The placement agents associated with this offering will receive warrants to purchase approximately 6.8 units (or approximately 136,000 shares of common stock and approximately 204,000 class D three year common stock purchase warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three year common stock purchase warrants, which are exercisable at $4.50 per share.

         On April 7, 2000, pursuant to a stock purchase agreement, the Company issued 1,400,000 shares of common stock and 2,100,000 five year common stock purchase warrants, exercisable at $4.50 per share for an aggregate payment of $4,200,000 less offering costs. On April 7, 2000, the Company received an additional $1,500,000, less offering costs for the sale of 500,000 shares of common stock and 750,000 common stock purchase warrants issued on the same terms and conditions.

         Pro Forma Capitalization:

         The following table sets forth the Company's Pro Forma Capitalization as of December 31, 1999 giving effect to: private placement offerings detailed above, issuance of 330,000 shares in satisfaction of liabilities incurred in 1999, conversion of notes payable of $2,145,839 (inclusive of $190,560 debt discount) into 1,430,559 shares of common stock, and purchase of $1,000,000 (face amount) of Develcon's debt to Simmonds Capital Limited in exchange for the issuance of 250,000 shares of common stock at $3.00 per share. The realizability of the receivable from Develcon may require a valuation allowance for impairment (see
         Note 3).

                                                                                  December 31, 1999
                                                       ----------------------------------------------------------------
                                                                                    Pro Forma            Pro Forma As
                                                              Actual             Adjustments (1)         Adjusted (1)
                                                       --------------------    -------------------     -----------------
     Convertible notes payable (noncurrent)                      1,125,000                     -             1,125,000
                                                                ----------          ------------         -------------

     Shareholders' Equity:

     Common Shares, $0.001 par value,
     100,000,000 shares authorized,
     14,678,309 shares issued and
     outstanding (actual), 22,754,356
     shares issued and outstanding
     (pro forma (1)                                                 14,678                 8,076                22,754

     Additional Paid-In Capital                                 19,275,589            17,543,946            36,819,535

     Subscription receivable                                          (500)                    -                  (500)

     Note receivable for stock                                           -              (750,000)             (750,000)

     Warrants issued                                             5,001,211                     -             5,001,211

     Unearned fees                                                (745,830)                    -              (745,830)

     Accumulated Deficit                                       (22,143,789)             (190,560)          (22,334,349)
                                                                ----------          ------------         -------------

     Total Shareholders' Equity                                  1,401,359            16,611,462            18,012,821
                                                                ==========          ============          ============

     Total Capitalization                                       $2,526,359          $ 16,611,462          $ 19,137,821
                                                                ==========          ============          ============

-------------------
(1) Gives effect to issuance of (a) 6,065,488 shares of common stock at $1.50 - $3.00 per share in private placement offerings completed in the subsequent to December 31, 1999 yielding net proceeds to the Company of approximately $13,368,000; (b) 330,000 shares issued in satisfaction of liabilities incurred in 1999; (c) purchase of $1,000,000 (face amount) of Develcon's debt from Simmonds in exchange for the issuance of 250,000 shares of common stock issued at $3.00 per share; (d) 1,430,559 shares of common stock at $1.50 per share exchanged for the retirement of $2,145,839 of a Secured Credit Facility. This transaction included the issuance of 1,430,559 each of Class A, Class B and Class C warrants at $2.00, $2.50 and $3.00.

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)

                          ASSETS                                   June 30, 2000
                                                                 ---------------

Current Assets:
     Cash and cash equivalents                                     $  5,616,865
     Accounts receivable, net of allowance of $55,000 in 2000           249,942
     Receivables from related parties                                   213,423
     Inventory                                                           47,272
     Prepaids and other current assets                                  175,458
                                                                 ---------------

           Total Current Assets                                       6,302,960
                                                                 ---------------

Property and Equipment, less accumulated depreciation
     of $564,886 in 2000                                                550,833
                                                                 ---------------

Other Assets:
     Notes receivable from Develcon Electronics Ltd., less allowance of
         $2,386,386                                                           -
     Intangibles arising from acquisitions, net of accumulated
        amortization of $1,490,982                                    5,308,928
     Technology licenses, net of accumulated amortization
        of $195,825                                                     790,722
     Other                                                              356,500
                                                                 ---------------

           Total Other Assets                                         6,456,150
                                                                 ---------------

                                                                   $ 13,309,943
                                                                 ===============

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Current portion of long-term debt                             $      7,495
     Accounts payable and accruals                                    1,577,873
     Convertible notes payable                                          541,250
     Demand notes payable                                                50,000
     Note payable - bank                                              1,000,000
     Loans payable - related parties                                     40,782
                                                                 ---------------

           Total Current Liabilities                                  3,217,400
                                                                 ---------------

Convertible Notes Payable (noncurrent)                                1,125,000
                                                                 ---------------

Shareholders' Equity:
     Common shares, $0.001 par value; 100,000,000 shares
        authorized; 22,839,813 shares, issued and
        outstanding                                                      22,839
     Subscription receivable                                               (500)
     Additional paid-in capital                                      31,443,290
     Warrants issued                                                 10,717,050
     Unearned fees                                                     (372,915)
     Accumulated deficit                                            (32,842,221)
                                                                 ---------------

           Total Shareholders' Equity                                 8,967,543
                                                                 ---------------

                                                                   $ 13,309,943
                                                                 ===============


The accompanying notes are an integral part of these unaudited consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                                               Six Months Ended
                                                                        ----------------------------
                                                                        June 30, 2000  June 30, 1999
                                                                        -------------  -------------

Revenue:
     Sales                                                              $    633,692      $        -
     Interest and other income                                               114,814          70,687
                                                                        -------------  --------------

                                                                             748,506          70,687
                                                                        -------------  --------------
Costs and Expenses:
     Cost of goods sold                                                      157,556               -
     Selling, general and administrative                                   5,533,147         500,581
     Research and development                                              1,652,441               -
     Provision for loss - Develcon                                         2,386,386               -
     Depreciation and amortization                                         1,359,011          45,000
     Interest                                                                358,397          58,155
                                                                        -------------  --------------

                                                                          11,446,938         603,736
                                                                        -------------  --------------

Loss From Continuing Operations                                          (10,698,432)       (533,049)
                                                                        -------------  --------------


Loss From Discontinued Operations                                                  -        (454,619)
                                                                        -------------  --------------

     Net Loss                                                          $ (10,698,432)     $ (987,668)
                                                                       ==============  ==============

Loss per share - basic and diluted:
     Continuing operations                                             $       (0.56)     $    (0.10)
     Discontinued operations                                                       -           (0.08)
                                                                       --------------  --------------

     Loss per share - basic and diluted                                $       (0.56)     $    (0.18)
                                                                       ==============  ==============

Weighted average number of shares outstanding                             19,210,859       5,464,285
                                                                       ==============  ==============


The accompanying notes are an integral part of these unaudited consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                  Six Months Ended
                                                                          ------------------------------------
                                                                            June 30, 2000       June 30, 1999
                                                                          ----------------     ---------------

Net Cash Used In Operating Activities                                        $ (7,156,680)         $ (711,672)
                                                                          ----------------     ---------------

Investing Activities:
     Loans to Infinop Holdings, Inc.                                                    -            (350,000)
     Proceeds from sale of marketable securities                                        -             739,955
     Security deposits                                                           (350,000)            (70,265)
     Other acquisition costs                                                            -            (291,870)
     Capital expenditures                                                        (402,137)            (23,723)
     Other                                                                        (46,008)                  -
                                                                          ----------------     ---------------

     Net Cash (Used In) Provided By Investing Activities                         (798,145)              4,097
                                                                          ----------------     ---------------

Financing Activities:
     Issuance of common stock and warrants                                     13,374,385               5,203
     Repayment of convertible notes payable                                             -            (200,000)
     Subscriptions receivable                                                           -             990,000
     Other                                                                        (17,334)             12,617
                                                                          ----------------     ---------------

     Net Cash Provided By Financing Activities                                 13,357,051             807,820
                                                                          ----------------     ---------------
Effect of exchange rate changes                                                         -              20,593
                                                                          ----------------     ---------------
     Net Increase In Cash And Cash Equivalents                                  5,402,226             120,838

Cash and Cash Equivalents, beginning                                              214,639              13,856
                                                                          ----------------     ---------------

     Cash and Cash Equivalents, end                                          $  5,616,865          $  134,694
                                                                          ================     ===============

Supplemental Disclosures of Cash Flow Information
     Cash paid for interest                                                  $     95,887          $   81,104
                                                                          ================     ===============
     Cash paid for taxes                                                     $     46,422          $        -
                                                                          ================     ===============

The accompanying notes are an integral part of these unaudited consolidated financial statements

                   VIANET TECHNOLOGIES, INC. AND SUBSIDIARIES
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                   (UNAUDITED)

                                                                                    Six Months Ended
                                                                          ------------------------------------
                                                                            June 30, 2000       June 30, 1999
                                                                          ----------------     ---------------
Noncash Transactions:

     Conversion of notes payable into common stock                            $ 2,146,575        $  2,739,272
                                                                          ================     ===============

     Conversion of Series A Convertible Preferred Stock
        into common stock                                                     $         -        $  1,000,000
                                                                          ================     ===============

     Acquisition of Develcon Electronics, Ltd.:
        Fair value of assets acquired                                         $         -        $ 12,226,306
        Liabilities assumed                                                             -          (9,692,412)
        Common stock                                                                    -          (2,533,894)

                                                                          ----------------     ---------------

     Cash paid for acquisition                                                $         -        $          -
                                                                          ================     ===============

     Issuance of common stock and warrants                                    $ 1,288,125        $          -
                                                                          ================     ===============

     Issuance of common stock for debt (Develcon creditors)                   $         -        $    921,878
                                                                          ================     ===============

     Issuance of common stock for services                                    $    90,937        $     75,000
                                                                          ================     ===============

     Issuance of warrants to placement agents                                 $ 5,569,408        $          -
                                                                          ================     ===============

     Issuance of common stock and warrants in return for
        loan receivable from Develcon Electronics, Ltd.                       $   750,000        $          -
                                                                          ================     ===============

     Reduction of liabilities assumed in connection with
        acquisition                                                           $   172,106        $          -
                                                                          ================     ===============

The accompanying notes are an integral part of these unaudited consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.       Basis of Presentation:

The accompanying consolidated financial statements have been prepared by the Company without audit in accordance with generally accepted accounting principles for interim financial statements and with instructions to Form 10-QSB and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.

The accompanying consolidated financial statements do not include certain footnotes and financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements included in the Company's Form 10-KSB as at December 31, 1999.

The consolidated financial statements include the accounts of Vianet Technologies, Inc. (Vianet) and its wholly owned subsidiaries, Vianet Labs, Inc. and Vianet Access, Inc. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated.

In June 2000, the Company reincorporated under the laws of the State of Delaware.

2.       Related Party Transactions:

         Credit Facility:

In 1999, the Company entered into a $3,000,000 secured credit facility (the "Facility") with an entity that during 1999, was controlled by the President and Chief Executive Officer. In March 2000, the Facility was converted into 1,430,559 shares of common stock and 4,291,617 warrants to purchase common stock.

         Fees and expenses:

For the six months ended June 30, 2000, the Company paid $97,750 to WorldCorp Management Group, Inc., an affiliated entity, for services rendered.

         Employment / Consulting Agreements:

Effective January 1, 2000, Vianet entered into three-year consulting agreements with CFM Capital Limited, an entity owned and controlled by Vianet's President and Chief Executive Officer, and Xelix Capital Limited, an entity owned and controlled by Vianet's Chairman. Fees of $286,666 were paid to these affiliated entities in the six months ended June 30, 2000.

In March 2000, Vianet's Board of Directors approved a two-year employment agreement with an executive, effective November 24, 1999. In addition, the employment agreement provided for Vianet to issue four-year options to purchase shares of common stock, which fully vest on November 1, 2000. Effective June 2000, the executive ceased his employment with Vianet, but continues as a consultant to the Company through July 31, 2001 under similar terms and conditions.

         Joint Venture:

In April 2000, Vianet entered into a Joint Venture (the "Venture") with Opicom Co., Ltd., an entity controlled by a shareholder of Vianet. Vianet contributed $500,000 as part of its initial investment into the Venture. The Venture purchased a license from Vianet for certain technology for a single, one-time fee in the amount of $1,000,000 (subject to withholding tax imposed by the Korean Government). The Company received a net fee of $890,000. The Company accounts for its investment under the equity method of accounting and accordingly, $390,000 has been recorded as income and the balance as a reduction of the Company's investment in the Joint Venture to reflect the elimination of the intercompany profit. In consideration of the license fee, Vianet provided the Venture with an unlimited license for Wavelet compression products in the Korean Market.

3.       Inventories:

Inventories consist of finished goods and are valued at the lower of cost (first-in, first-out) or market.

4.       Acquisition and Subsequent Disposition of Develcon Electronics, Ltd:

Acquisition:

On February 12, 1999, the Company entered into an Arrangement Agreement (the "Arrangement") to acquire all the outstanding shares of Develcon Electronics, Ltd (Develcon). The Arrangement became effective on May 17, 1999. The former shareholders and creditors of Develcon were issued 2,585,488 shares of the Company's common stock. The acquisition was accounted by the purchase method of accounting. Assets acquired and liabilities assumed have been recorded at their estimated fair values. The excess of cost over the estimated fair value of the net assets acquired was allocated to goodwill. The purchase price of Develcon was determined by the number of shares issued by the Company to effect the acquisition and the amount of loans provided to Develcon.

Disposition:

On December 31, 1999, the Company completed the sale of Develcon to an entity controlled by the President of Develcon, Thorpe Bay Corporation (Thorpe Bay). Under the terms of the agreement Thorpe Bay acquired all the issued and outstanding shares of Develcon for $2,500,000. The $2,500,000 is payable by Develcon at the end of five years without interest (recorded at present value with interest imputed at 9% of $1,624,828). The Company recorded an allowance of $1,000,000 at December 31, 1999. The Company is contingently liable for bank debt of Develcon of CDN$1,500,000 (approximately US$1,000,000). The statements of operations and cash flows for the three and six-months ended June 30, 1999 reflect Develcon as a discontinued operation.

Provision for loss:

The Company has re-evaluated the recoverability of its receivables from Develcon and has determined that an additional allowance is required for the outstanding balances. The carrying value of such receivables at June 30, 2000, were $661,386 (inclusive of imputed interest of $36,558) pertaining to the disposition and $275,000 pertaining to the note receivable exchanged for common stock (see
Note 5). In addition, a contingency loss of $1,000,000 has been recored with respect to the bank debt guaranty and such liability has been reflected as Note Payable - Bank in the accompanying balance sheet. Accordingly, the provision for loss was $1,936,386 and $2,386,386 for the three months and six months ended June 30, 2000, respectively.

5.       Common Stock

In January 2000, Vianet completed additional closings of the private placement offering with Aegis Capital Corp. (Aegis) as placement agent, in which 983,314 shares of common stock and 2,949,942 common stock purchase warrants were sold resulting from the sale of an aggregate of 14.75 units to accredited investors for net proceeds to Vianet of approximately $1,333,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666 Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. A portion of Aegis' commission of $33,000 relating to these closings was reinvested into 0.33 units (21,997 shares of common stock and 65,991 common stock purchase warrants). In addition, Aegis received warrants to purchase an aggregate of 3.45 units (or an aggregate of 230,215 shares of common stock and 230,215 class A, B and C warrants, respectively), which are exercisable at a price of $100,000 per unit.

In January 2000, the Company issued 50,000 warrants to purchase common stock for services. The warrants have a two-year term and each warrant is exercisable at $5.00. In addition, the Company issued 20,000 common shares in exchange for legal services.

In February 2000, pursuant to a private placement offering the Company sold 1,163,121 shares of common stock and 3,489,363 common stock purchase warrants. The private placement offering, which was completed with Donald & Co. (Donald) as placement agent, resulted in the sale of an aggregate of 17.448 units to accredited investors for net proceeds to Vianet of approximately $1,410,000. Each unit consisted of an aggregate of 66,666 shares of common stock and 66,666

Class A, 66,666 Class B and 66,666 Class C common stock purchase warrants, which are exercisable for five years at $2.00, $2.50 and $3.00 per share, respectively. Donald received warrants to purchase an aggregate of approximately
1.25 units (or an aggregate of 83,649 shares of common stock and 83,649 class A, B and C warrants, respectively), which warrants are exercisable at a price of $100,000 per unit. In addition, Aegis participated in this closing and a portion of their commissions of $53,900 was reinvested into 0.539 units (or 35,933 shares of common stock and 107,799 common stock purchase warrants).

In March 2000, pursuant to a private placement offering the Company sold 326,666 shares of common stock and 489,999 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share. The private placement offering resulted in the sale of an aggregate of 16.33 units to accredited investors for net proceeds to Vianet of approximately $861,000.

In addition, the Company purchased a $1,000,000 (face amount) note receivable from Develcon Electronics, Ltd. (a former Subsidiary) held by a creditor of Develcon Electronics, Ltd. in exchange for the issuance of 250,000 shares of common stock issued at $3.00 per share and 375,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

In April 2000, pursuant to stock purchase agreements, the Company issued 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants, exercisable for a three-year period at $4.50 per share for net proceeds to Vianet of approximately $5,130,000. The placement agents associated with this offering will receive warrants to purchase approximately 9.5 units (or approximately 190,000 shares of common stock and approximately 285,000 class D three year common stock purchase warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share.

In April 2000, pursuant to a private placement offering the Company sold 1,606,195 shares of common stock and 2,409,292 Class D common stock purchase warrants, exercisable for a three-year period at $4.50 per share. The private placement offering resulted in the sale of an aggregate of 82.65 units to accredited investors for net proceeds to Vianet of approximately $4,640,000.

In June 2000, the Company issued 370,000 shares of common stock to WorldCorp Capital Management Group, Inc. (WCMG), an affiliated entity, in payment for services rendered. The payment included 270,000 shares issued in connection with the acquisitions of Vianet Labs and Vianet Access, which were accrued for in 1999. The Company also issued 40,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock to three Directors of Vianet for services rendered in 1999.

Thereafter, the Company issued 34,920 shares of common stock to shareholders that participated in the Aegis and Donald private placements. The shares were issued pursuant to the offering document as consideration for delayed registration of the underlying securities purchased in the applicable private placements.

6.       Leases:

In April 2000, the Company entered into a lease agreement for office space in Texas. The term of the lease is sixty-two months. The lease provides for rent, including operating expenses and taxes, approximating $276,000 per annum. A security deposit of $350,000 was paid in May 2000.


7.       Subsequent Events:

As of August 8, 2000, the Company is obligated to issue 139,882 additional shares of common stock to shareholders that participated in the Aegis and Donald private placements. The shares will be issued pursuant to the offering document as consideration for delayed registration of the underlying securities purchased in the applicable private placements.

================================================================================

         Prospective investors may rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or any other person to provide prospective investors with information or representations different from that contained in this prospectus. Prospective investors should not rely on any unauthorized information. This prospectus is not an offer to sell any security other than the common stock and common stock purchase warrants offered by this prospectus, nor does this prospectus offer to buy or sell any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.


                                TABLE OF CONTENTS

                                                                Page

       Prospectus Summary......................................
       Risk Factors............................................
       Use of Proceeds.........................................
       Dilution ...............................................
       Dividend Policy   ......................................
       Capitalization..........................................
       Market for Securities...................................
       Selected Financial Information..........................
       Management's  Discussion and
         Analysis of Financial Condition
         and Results of Operations.............................
       History of the Company..................................
       Business................................................
       Management..............................................
       Principal Stockholders..................................
       Selling Stockholders....................................
       Plan of Distribution....................................
       Certain Transactions....................................
       Description of Securities...............................
       Shares Eligible for Future Sale.........................
       Underwriting............................................
       Legal Matters...........................................
       Experts.................................................
       Index to Financial Statements...........................  F-1


         Until _________, 2000 (25 days after date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


===============================================================================

===============================================================================



                                     VIANET

                         T E C H N O L O G I E S, I N C.














                                   10,759,604

                             Shares of Common Stock




                                      and




                              22,017,752 shares of
                             Common Stock Issuable
                                Upon Exercise of
                         Common Stock Purchase Warrants












                         ------------------------------
                                   PROSPECTUS
                         ------------------------------








===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

            Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

            Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by
Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

            Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

            The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

     SEC registration fee......................................     $ 24,480.13
     Printing and engraving....................................       25,000.00
     Accountants' fees and expenses............................       15,000.00
     Legal fees................................................       30,000.00
     Transfer agent's and warrant agent's fees and expenses....            0.00
     Blue Sky fees and expenses................................            0.00
     Miscellaneous.............................................        5,519.87
                                                                  -------------
                         Total.................................     $100,000.00

Item 26. Recent Sales of Unregistered Securities

Except as set forth below, there were no sales of unregistered securities by Vianet during the past three (3) years:

Securities Issued For Cash Consideration

         In August 1999, Vianet issued an aggregate of 110,000 shares of common stock and warrants to purchase 55,000 shares at an exercise price of $6.60, for an aggregate consideration of $550,000.

         From December 1999 to February 2000, Vianet completed a private placement offering, with Aegis Capital, Inc. as placement agent, in which it sold an aggregate of 34.5 units to a total of 84 accredited investors, who paid a total of approximately $3,450,000. The units consisted of an aggregate of (1) 2,302,250 shares of common stock, and (2) 2,302,250 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it, plus a non-accountable expense allowance of $50,000, and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold. Additionally, upon the first closing of the offering, Vianet entered into a two year consulting agreement pursuant to which Aegis Capital was paid a fee of $60,000.

         In February 2000, Vianet completed a private placement offering in which it sold an aggregate of approximately 18 units to a total of 57 accredited investors, who paid a total of approximately $1,800,000. The units consisted of an aggregate of (1) 1,199,054 shares of common stock, and (2) 1,199,054 class A, B and C warrants, respectively, to purchase shares of common stock. The class A, B and C warrants are exercisable at $2.00, $2.50 and $3.00, respectively. In connection with such closings, Aegis Capital received warrants and Donald & Co. received warrants and a fee. In connection with such closings, Donald & Co. received a placement fee equal to 10% of the aggregate purchase price of the securities sold by it and a warrant, granted by Vianet for $1.00 consideration, to purchase a number of units equal to 10% of the units sold in the offering at an exercise price equal to the offering price of the units sold.

    o In March and April 2000, we completed a private placement in which we sold an aggregate of approximately 98.98 units for gross proceeds to Vianet of approximately $5,938,000. The units consisted of an aggregate of 1,932,861 shares of common and 2,899,291 common stock purchase warrants, which warrants are exercisable at $4.50.

    o In April 2000, pursuant to stock purchase agreements, we issued an aggregate of 1,899,999 shares of common stock and 2,849,998 common stock purchase warrants for gross proceeds of $5,700,000. The warrants are exercisable at $4.50. In connection with such offering, the Placement Agents will receive warrants to purchase an aggregate of approximately 9.5 units (or an aggregate of approximately 190,000 shares of common stock and approximately 285,000 class D warrants). Each unit consisted of an aggregate of 20,000 shares of common stock and 30,000 Class D three-year common stock purchase warrants, which are exercisable at $4.50 per share.

Securities Issued For Services

         In 1999, Vianet issued an aggregate of 254,500 shares of common stock in consideration of services rendered to the company. In addition, Vianet issued warrants to purchase an aggregate of 1,260,000 shares of common stock at exercise prices ranging from $1.10 to $4.58.


         In 1999, Vianet issued options under its employee stock option plan to purchase an aggregate of 760,000 shares of common stock at exercise prices ranging from $1.00 to $2.375. In addition, Vianet issued options outside the employee stock option plan to purchase an aggregate of 350,000 shares of common stock at an exercise price of $8.25.

         In 2000, Vianet issued warrants to purchase an aggregate of 1,305,000 shares of common stock at exercise prices ranging from $1.50 to $12.00. Also, Vianet issued 20,000 shares of common stock in exchange for legal services.


Securities Issued in Exchange For Other Securities

         In addition, in 1999, Vianet issued shares of common stock and warrants to purchase shares of common stock in connection with various mergers and acquisitions which it completed, as follows:

o In March 1999, the company acquired all of the issued and outstanding shares of Vianet Technologies, Inc, a Delaware corporation, in exchange for the issuance of an aggregate of 5,139,272 shares of common stock;

o In May 1999, Vianet acquired all of the issued and outstanding shares of common Stock of Develcon Electronics, Ltd. in exchange for the issuance of shares of common stock. Subsequent to the completion of the acquisition, Vianet settled certain accounts payable by issuing additional shares of common stock to the creditors. As a result, the total number of shares issued in connection with the Develcon acquisition was 2,707,114;

o In October 1999, Vianet acquired of all of the issued and outstanding stock of Infinop Holdings, Inc. in exchange for the issuance of 1,495,454 shares of common stock and options to acquire 598,467 shares of common stock at exercise prices ranging from$.01 to $.26. In addition, Vianet has agreed to issue an additional 177,316 shares of common stock upon conversion of $1,125,000 principal amount outstanding debentures;

o In December 1999, Vianet acquired of all of the issued and outstanding stock of PSI, Inc. in exchange for the issuance of 2,500,800 shares of common stock; and

o        In December 1999, Vianet completed the sale of Develcon for $2,500,000.
         In connection with such transaction, Vianet issued 183,332 common shares and five year warrants to purchase 400,000 shares of common stock at $2.00-$3.00 per share to Develcon's President. In addition, Vianet and Develcon entered into a Royalty Free Non-exclusive Technology License Agreement in consideration of Vianet issuing warrants to purchase (a) 500,000 shares of common stock at an exercise price of $2.00 per share: (b) 50,000 shares of common stock at $5.00 per share: (c) 50,000 shares of common stock at $6.00 per share and (d) 50,000 shares of common stock at $7.00 per share.

         Each of the foregoing transactions was exempt from registration under the Act, under either Section 3(10), or Section 4(2) and Rule 506 of Regulation D, of the Act as not involving a public offering. The recipients of the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, restrictive legends were placed on the certificates evidencing the securities issued under Section 4(2) and Rule 506 of Regulation D of the Act.

Item 27.        Exhibits
2.1 Merger Agreement, dated December 30, 1999, between Vianet and PSI Communications, Inc.1
2.2 Merger Agreement, dated August 31, 1999, between Vianet and Infinop Holdings, Inc.2
2.3 Amended and Restated Arrangement Agreement, dated April 5, 1999, between Vianet and Develcon Electronic Ltd.3
2.4      Disposition of Develcon4
2.5 Merger Agreement, dated March 16, 1999, between Vianet and Radar Resources, Inc.5
3.1      Articles of Incorporation 7
3.2      By-laws 7
4.1      Form of common stock certificate 7
5.1      Opinion of Sichenzia, Ross & Friedman LLP
10.1     Stock Option Plan 7
10.2 Placement Agency Agreement for Private Placement Offering with Aegis Capital Corp. **
10.3 Form of Subscription Agreement for Private Placement Offering with Aegis Capital Corp. **
10.4     Form of Class A, B and C Warrant Agreement**
10.5     Form of Class A Warrant Certificate**
10.6     Form of Class B Warrant Certificate**
10.7     Form of Class C Warrant Certificate**
10.8     Form of Placement Agent Warrant**
10.9     Form of Subscription Agreement for February 2000 Private Placement
         Offering**
10.10    Form of Subscription Agreement for March 2000 Private Placement
         Offering**
10.11    Form of Class D Warrant Agreement**
10.12    Form of Class D Warrant Certificate**
10.13    Form of Stock Purchase Agreement for April 2000 Private Placement
         Offering**

16.1     Letter from KPMG6
21.1     List of Subsidiaries**
23.1 Consent of Edward Isaacs & Company LLP, the Independent Auditors of Vianet Technologies, Inc.

23.2     Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)

27.1     Financial Data Schedule**
---------------------
**       Previously filed

1 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on January 7, 2000 under SEC file No. 033-55254-19.

2 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on October 27, 1999 under SEC file No. 033-55254-19.

3 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on June 1, 1999 under SEC file No. 033-55254-19.

4 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on March 16, 1999 under SEC file No. 033-55254-19.

5 Incorporated by reference to the Form 10-QSB filed by Vianet with the SEC on August 20, 1999 under SEC file No. 033-55254-19.

6 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on July 15, 1999 under SEC file No. 033-55254-19.

7 Incorporated by reference to the Form 10 filed by Vianet after the SEC on January 26, 2000 under SEC file No. 000-29177

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on August 24, 2000.


VIANET TECHNOLOGIES, INC.

By:   /s/ Peter Leighton
      ------------------------------------
         Peter Leighton,
      President and Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy Posner and Peter Leighton, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

              Signature                                   Capacity                                  Date

/s/ Jeremy Posner                           Chairman,                                            August 24, 2000
------------------------------------        Vianet Technologies, Inc.
Jeremy Posner


/s/ Peter Leighton                          President and Chief Executive Officer                August 24, 2000
------------------------------------        Vianet Technologies, Inc.
Peter Leighton


/s/ Vincent Santivasci                      Chief Financial Officer,                             August 24, 2000
------------------------------------        Vianet Technologies, Inc.
Vincent Santivasci


/s/ Timothy P. Sullivan                     Director,                                            August 24, 2000
------------------------------------        Vianet Technologies, Inc.
Timothy P. Sullivan


/s/ Robert H. Bailey                        Director,                                            August 24, 2000
------------------------------------        Vianet Technologies, Inc.
Robert H. Bailey


/s/ Darrell J. Elliot                       Director,                                            August 24, 2000
------------------------------------        Vianet Technologies, Inc.
Darrell J. Elliot


/s/ F. Paul Whitlock                        Director,                                            August 24, 2000
------------------------------------        Vianet Technologies, Inc.
F. Paul Whitlock

                                 EXHIBIT INDEX


2.1 Merger Agreement, dated December 30, 1999, between Vianet and PSI Communications, Inc.1
2.2 Merger Agreement, dated August 31, 1999, between Vianet and Infinop Holdings, Inc.2
2.3 Amended and Restated Arrangement Agreement, dated April 5, 1999, between Vianet and Develcon Electronic Ltd.3
2.4      Disposition of Develcon4
2.5 Merger Agreement, dated March 16, 1999, between Vianet and Radar Resources, Inc.5
3.1      Articles of Incorporation 7
3.2      By-laws 7
4.1      Form of common stock certificate 7
5.1      Opinion of Sichenzia, Ross & Friedman LLP
10.1     Stock Option Plan 7
10.2 Placement Agency Agreement for Private Placement Offering with Aegis Capital Corp.**
10.3 Form of Subscription Agreement for Private Placement Offering with Aegis Capital Corp.**
10.4     Form of Class A, B and C Warrant Agreement**
10.5     Form of Class A Warrant Certificate**
10.6     Form of Class B Warrant Certificate**
10.7     Form of Class C Warrant Certificate 10.8 Form of Placement Agent
         Warrant**
10.9     Form of Subscription Agreement for February 2000 Private Placement
         Offering**
10.10    Form of Subscription Agreement for March 2000 Private Placement
         Offering**
10.11    Form of Class D Warrant Agreement**
10.12    Form of Class D Warrant Certificate**
10.13    Form of Stock Purchase Agreement for April 2000 Private Placement
         Offering**

16.1     Letter from KPMG6
21.1     List of Subsidiaries**
23.1 Consent of Edward Isaacs & Company LLP, the Independent Auditors of Vianet Technologies, Inc.

23.2     Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)

27.1     Financial Data Schedule**
---------------------
**       Previously filed

1 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on January 7, 2000 under SEC file No. 033-55254-19.

2 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on October 27, 1999 under SEC file No. 033-55254-19.

3 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on June 1, 1999 under SEC file No. 033-55254-19.

4 Incorporated by reference to the Form 8-K filed by Vianet with the SEC on March 16, 1999 under SEC file No. 033-55254-19.

5 Incorporated by reference to the Form 10-QSB filed by Vianet with the SEC on August 20, 1999 under SEC file No. 033-55254-19.

6 Incorporated by reference to the Form 8-K/A filed by Vianet with the SEC on July 15, 1999 under SEC file No. 033-55254-19.

7 Incorporated by reference to the Form 10 filed by Vianet after the SEC on January 26, 2000 under SEC file No. 000-29177